UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

SCHEDULE 14C INFORMATION
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ENLINK MIDSTREAM, LLC
(Name of Registrant As Specified In Its Charter)

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ENLINK MIDSTREAM, LLC

1722 Routh Street, Suite 1300
Dallas, Texas 75201
(214) 953-9500
NOTICE OF UNITHOLDER ACTION
BY WRITTEN CONSENT

We Are Not Asking You for a Proxy and
You are Requested Not to Send Us a Proxy

To the Unitholders of EnLink Midstream, LLC:

This notice (this “Notice”) and the accompanying information statement (the “Information Statement”) are being furnished to the unitholders of EnLink Midstream, LLC, a Delaware limited liability company (the “Company”), to notify unitholders of the approval by written consent of GIP III Stetson I, L.P. (“GIP Stetson I”) and GIP III Stetson II, L.P. (“GIP Stetson II” and, together with GIP Stetson I, “GIP Stetson”) and Enfield Holdings, L.P. (“Enfield Holdings” and, together with GIP Stetson, the “Consenting Majority Unitholders”) as the holders of a majority of the voting power with respect to the outstanding common units representing limited liability company interests in the Company (the “common units”) of an increase in the number of common units (the “Unit Increase”) authorized for issuance under the EnLink Midstream, LLC 2014 Long-Term Incentive Plan, as amended and restated effective March 31, 2020 (the “Current Plan”), together with an amendment and restatement of the Current Plan to effect such Unit Increase (the Current Plan, as so amended and restated, the “Amended Company Plan”). The Amended Company Plan permits the grant of cash and equity-based awards, which may be awarded in the form of options, restricted unit awards, restricted incentive units, unit appreciation rights, distribution equivalent rights, unit awards, cash awards, and performance awards to the employees, consultants, and independent contractors of the Company and its affiliates, as well as outside directors serving on the Board of Directors (the “Board”) of EnLink Midstream Manager, LLC, a Delaware limited liability company and the managing member of the Company (the “Managing Member”).

The Company was formed in October 2013. On July 18, 2018, GIP Stetson acquired control of the Company through its acquisition of 100% of the outstanding limited liability company interests in the Managing Member, as well as its acquisition of certain of our common units and common units of EnLink Midstream Partners, LP (“ENLK”), a subsidiary of the Company. As of December 1, 2020, GIP Stetson held approximately 40.8% of our outstanding common units.

Enfield Holdings holds all of the Company’s Class C common units (the “Class C Units”) and all of the Series B Cumulative Convertible Preferred Units of ENLK (the “ENLK Series B Preferred Units”), which collectively provide Enfield Holdings with certain voting rights with respect to the Company, including the right to vote with the holders of our common units on all matters on which such holders are entitled to vote. Each Class C Unit is entitled to the number of votes equal to the number of our common units into which an ENLK Series B Preferred Unit is then exchangeable (which exchange rate currently is 1-for-1.15). As of December 1, 2020, Enfield Holdings held 60,197,784 ENLK Series B Preferred Units, resulting in a voting percentage with respect to our common units of approximately 11.0%.

You do not need to do anything in response to this Notice and the Information Statement. The Unit Increase and the Amended Company Plan were approved by the Board on September 17, 2020, subject to the requisite unitholder approval as required by the rules of the New York Stock Exchange. Although approval by the unitholders of the
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Unit Increase and the Amended Company Plan is also required by the rules of The New York Stock Exchange, we are not soliciting your vote because, on December 7, 2020, the Consenting Majority Unitholders approved the Unit Increase and the Amended Company Plan by written consent without a meeting of the Non-Managing Members of the Company. Such action by written consent is sufficient to approve and adopt the Unit Increase and the Amended Company Plan without the affirmative vote of any other unitholders. Accordingly, no other votes are necessary to approve the Unit Increase and the Amended Company Plan, and your approval is neither required nor requested.

This Notice and the Information Statement shall constitute the notice required by our Second Amended and Restated Operating Agreement (the “Operating Agreement”) and the rules of the Securities and Exchange Commission (the “Commission”). Capitalized terms used but not defined in this Notice or the Information Statement shall have the meanings ascribed to them in the Operating Agreement.

THIS IS NOT NOTICE OF A SPECIAL MEETING OF THE NON-MANAGING MEMBERS OF THE COMPANY AND NO SPECIAL MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

If you have any questions, please contact our Legal Department at (214) 953-9500.

Sincerely,

Barry E. Davis
Chairman and Chief Executive Officer

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ENLINK MIDSTREAM, LLC
1722 Routh Street, Suite 1300
Dallas, Texas 75201
(214) 953-9500

INFORMATION STATEMENT

We Are Not Asking You for a Proxy and
You are Requested Not to Send Us a Proxy

GENERAL

This information statement (this “Information Statement”) is being furnished to the unitholders of EnLink Midstream, LLC (the “Company” or “ENLC”) of record as of the close of business on December 7, 2020 (the “Record Date”) to provide information about the approval by written consent of GIP III Stetson I, L.P. (“GIP Stetson I”) and GIP III Stetson II, L.P. (“GIP Stetson II” and, together with GIP Stetson I, “GIP Stetson”) and Enfield Holdings, L.P. (“Enfield Holdings” and, together with GIP Stetson, the “Consenting Majority Unitholders”) as the holders of a majority of the voting power with respect to the outstanding common units representing limited liability company interests in the Company (the “common units”) of an increase in the number of common units (the “Unit Increase”) authorized for issuance under the EnLink Midstream, LLC 2014 Long-Term Incentive Plan, as amended and restated effective March 31, 2020 (the “Current Plan”), together with an amendment and restatement of the Current Plan to effect such Unit Increase (the Current Plan, as so amended and restated, the “Amended Company Plan”). The Amended Company Plan permits the grant of cash and equity-based awards, which may be awarded in the form of options, restricted unit awards, restricted incentive units, unit appreciation rights, distribution equivalent rights, unit awards, cash awards, and performance awards to the employees, consultants, and independent contractors of the Company and its affiliates, as well as outside directors serving on the Board of Directors (the “Board”) of EnLink Midstream Manager, LLC, a Delaware limited liability company and our managing member (the “Managing Member”).

The Company was formed in October 2013. On July 18, 2018, GIP Stetson acquired control of the Company through its acquisition of 100% of the outstanding limited liability company interests in the Managing Member, as well as its acquisition of certain of our common units and common units of EnLink Midstream Partners, LP (“ENLK”), a subsidiary of the Company (the “GIP Transaction”).

Enfield Holdings holds all of the Company’s Class C common units (the “Class C Units”) and all of the Series B Cumulative Convertible Preferred Units of ENLK (the “ENLK Series B Preferred Units”), which collectively provide Enfield Holdings with certain voting rights with respect to the Company, including the right to vote with the holders of our common units on all matters on which such holders are entitled to vote. Each Class C Unit is entitled to the number of votes equal to the number of our common units into which an ENLK Series B Preferred Unit is then exchangeable (which exchange rate currently is 1-for-1.15).

We are not soliciting your approval of the Unit Increase or the Amended Company Plan. The Unit Increase and the Amended Company Plan were approved by the Board on September 17, 2020, subject to the requisite unitholder approval as required by the rules of the New York Stock Exchange (the “NYSE”). Although approval by unitholders of the Unit Increase and the Amended Company Plan is also required by the rules of the NYSE, we are not soliciting your vote because, on December 7, 2020, the Consenting Majority Unitholders approved the Unit Increase and the Amended Company Plan by written consent without a meeting of the Non-Managing Members of the Company. Pursuant to Section 13.11 of our Second Amended and Restated Operating Agreement (the “Operating Agreement”), any action that may be taken at a meeting of the Non-Managing Members may be taken without a meeting, without a vote and without prior notice, if an approval in writing setting forth the action so taken is signed by the Non-Managing Members owning not less than the minimum percentage of the outstanding common units that would be necessary to authorize or take such action at a meeting at which all the Non-Managing Members entitled to vote at such meeting were present and voted. As of the Record Date, the Company had 549,560,972 common units outstanding and entitled to vote, and each unit is entitled to one vote. As of the Record Date, GIP Stetson held

224,355,359 common units, and Enfield Holdings held 60,197,784 ENLK Series B Preferred Units, resulting in a voting percentage of approximately 11.0% for Enfield Holdings with respect to our common units, and collectively with GIP Stetson, approximately 51.8%. Delaware law does not afford any unitholder the opportunity to dissent from the action described in this Information Statement.

The Unit Increase and the Amended Company Plan will become effective on the date that is 20 calendar days after the date this Information Statement is first sent or given to our unitholders. This Information Statement will be first sent or given to our unitholders on December 8, 2020. Therefore, the Unit Increase and the Amended Company Plan will become effective on December 28, 2020. A copy of the Amended Company Plan is attached hereto as Annex A. Please read this Information Statement carefully and in its entirety as it contains important information.

In this Information Statement, unless the context otherwise requires, references to the “Company,” “ENLC,” “we,” “us” and “our” refer to EnLink Midstream, LLC and its consolidated subsidiaries. Our principal executive offices are located at 1722 Routh Street, Suite 1300, Dallas, Texas 75201, and our telephone number is (214) 953-9500.

Important Notice Regarding the Availability of this Information Statement. This Information Statement is available at the following website: http://enlc.enlink.com/investor/stock-information.

ADOPTION OF THE AMENDED COMPANY PLAN

On September 17, 2020, the Unit Increase and the Amended Company Plan were approved by the Board, subject to the requisite unitholder approval as required by the rules of the NYSE. The Amended Company Plan permits the grant of cash and equity-based awards, which may be awarded in the form of options, restricted unit awards, restricted incentive units, unit appreciation rights, distribution equivalent rights, unit awards, cash awards, and performance awards to the employees, consultants, and independent contractors of the Company and its affiliates, as well as outside directors serving on the Board. The Amended Company Plan will increase the number of common units authorized for issuance by 20,000,000 common units. The Unit Increase and the Amended Company Plan were approved by the Consenting Majority Unitholders on December 7, 2020. Notwithstanding the execution and delivery of the written consent by the Consenting Majority Unitholders, under applicable securities regulations, the Unit Increase and the Amended Company Plan will not become effective until the date that is 20 calendar days after the date this Information Statement is first sent or given to our unitholders, which will occur on December 8, 2020. Therefore, the Unit Increase and the Amended Company Plan will become effective on December 28, 2020. Following such effectiveness, we intend to file a registration statement pursuant to the Securities Act of 1933, as amended, on Form S-8 to register the common units authorized to be granted under the Amended Company Plan that were not registered in connection with the Current Plan. After the effectiveness of the Unit Increase and the expected issuance on January 1, 2021 of annual restricted unit awards to certain of our employees under the Amended Company Plan, the Company anticipates that approximately 25,200,000 common units will be available for future grants under the Amended Company Plan. The aggregate market value of these available common units using the closing price of our common units on The New York Stock Exchange as of December 1, 2020 would be approximately $95.3 million. The long-term compensation structure is intended to align the employee’s performance with long-term performance for our unitholders.

The following description of the Amended Company Plan is not complete and is qualified by reference to the full text of the Amended Company Plan, which is attached to this Information Statement as Annex A.

Summary of the Amended Company Plan

Employees, non-employee directors, and other individuals who provide services to us or our affiliates may be eligible to receive awards under the Amended Company Plan. The Amended Company Plan permits the grant of cash and equity-based awards, which may be awarded in the form of options, restricted unit awards, restricted incentive units, unit appreciation rights (“UARs”), distribution equivalent rights (“DERs”), unit awards, cash awards and performance awards.

Common units subject to an award under the Amended Company Plan that are canceled, forfeited, exchanged, settled in cash, or otherwise terminated, including withheld to satisfy exercise prices or tax withholding obligations, will again become available for delivery pursuant to other awards under the Amended Company Plan.

In general, the Amended Company Plan is administered by the Governance and Compensation Committee of the Board. With respect to application of the Amended Company Plan to non-employee directors, the Amended Company Plan is administered by the Board. The Governance and Compensation Committee generally has the sole discretion to determine which eligible individuals receive awards under the Amended Company Plan, subject to the review of the Board of awards to certain of our executive officers, and the Board has such discretion with respect to which eligible non-employee directors receive awards under the Amended Company Plan.

The Amended Company Plan will automatically expire on September 17, 2030. The Board may amend or terminate the Amended Company Plan at any time, subject to any requirement of unitholder approval required by applicable law, rule or regulation. The Governance and Compensation Committee may generally amend the terms of any outstanding award under the Amended Company Plan at any time. However, no such amendment or termination may be effected by the Board or the Governance and Compensation Committee under the Amended Company Plan that would materially and adversely affect the rights of a participant under a previously granted award without the participant’s consent.

The following forms of awards may be awarded under the Amended Company Plan:

•Options. The Amended Company Plan permits the grant of options covering common units. These options are rights to purchase a specified number of our common units at a specified price. The exercise price of an option cannot be less than the fair market value per common unit on the date on which the option is granted and the term of the option cannot exceed ten years from the date of grant. Options granted will be exercisable on such terms as the Governance and Compensation Committee determines. The Governance and Compensation Committee will also determine the time or times at which, and the circumstances under which, an option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, form of consideration payable in settlement, method by or forms in which common units will be delivered to participants, and whether or not an option will be in tandem with a UAR award. Under no circumstances will distributions or DERs be granted or made with respect to option awards. An option granted to an employee may consist of an option that complies with the requirements of Section 422 of the Internal Revenue Code (“IRC”), referred to in the Amended Company Plan as an “incentive unit option.” In the case of an incentive unit option granted to an employee who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of units, the exercise price of the option must be at least 110% of the fair market value per common unit on the date of grant and the term of the option cannot exceed five years from the date of grant.

•Unit Appreciation Rights or UARs. The Amended Company Plan permits the grant of UARs. A UAR is a right to receive an amount equal to the excess of the fair market value of one common unit on the date of exercise over the grant price of the UAR. UARs will be exercisable on such terms as the Governance and Compensation Committee determines. The Governance and Compensation Committee will also determine the time or times at which and the circumstances under which a UAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which common units will be delivered or deemed to be delivered to participants, whether or not a UAR will be in tandem with an option award, and any other terms and conditions of any UAR. UARs may be either freestanding or in tandem with other awards. Under no circumstances will distributions or DERs be granted or made with respect to UAR awards.

•Restricted Units. The Amended Company Plan permits the grant of restricted units. A restricted unit is a grant of a common unit subject to a substantial risk of forfeiture, restrictions on transferability and any other restrictions determined by the Governance and Compensation Committee. The Governance and Compensation Committee may provide, in its discretion, that the distributions made by us with respect to the restricted units will be subject to the same forfeiture and other restrictions as the restricted unit and, if so restricted, such distributions will be held, without interest, until the restricted unit vests or is forfeited with the unit distribution right being paid or forfeited at the same time, as the case may be. In addition, the Governance and Compensation Committee may provide that such distributions be used to acquire additional restricted units for the participant. Under no circumstances will DERs be granted or made with respect to restricted unit awards.

•Restricted Incentive Units. The Amended Company Plan permits the grant of restricted incentive units. These awards of restricted incentive units are rights that entitle the grantee to receive cash, common units or a combination of cash and common units upon the vesting of such restricted incentive units. Restricted incentive units may be subject to restrictions, including a risk of forfeiture, as determined by the Governance and Compensation Committee. The Governance and Compensation Committee may, in its sole discretion, grant DERs with respect to restricted incentive units. We intend for the issuance of the common units upon vesting of the restricted incentive units under the Amended Company Plan to serve as a means of incentive compensation for performance and not primarily as an opportunity to participate in the equity appreciation of the common units. Therefore, under the current policy, Amended Company Plan participants will not pay any consideration for the common units they receive, and we will receive no remuneration for the units.

•Distribution Equivalent Rights or DERs. The Amended Company Plan permits the grant of DERs. DERs entitle a participant to receive cash or additional awards equal to the amount of any cash distributions made by us with respect to a common unit during the period the right is outstanding. DERs may be granted as a stand-alone award or with respect to awards other than restricted units, options or UARs. Subject to Section 409A of the IRC, payment of a DER issued in connection with another award may be subject to the same vesting terms as the award to which it relates or different vesting terms, in the discretion of the Governance and Compensation Committee.

•Unit Awards. The Amended Company Plan permits the grant of unit awards, which are common units that are not subject to vesting restrictions.

•Cash Awards. The Amended Company Plan permits the grant of cash awards, which are awards denominated and payable in cash.

•Performance Awards. The Amended Company Plan permits the grant of performance awards. Performance awards represent a participant’s right to receive an amount of cash, common units, or a combination of both, contingent upon the attainment of specified performance measures within a specified period. The Governance and Compensation Committee will determine the applicable performance period, the performance goals, and such other conditions that apply to each performance award.

Upon a “change of control” (as defined in the Amended Company Plan), which includes (i) a merger or other transaction involving the acquisition by a third party of 50% or more of the voting power of the Company (or the applicable surviving entity) and the Managing Member (or other direct or indirect parent entity of the surviving entity), (ii) the sale of substantially all of the Company’s assets, or (iii) certain changes to the composition of the Board during a 12-month period that result in a change of the majority of the voting power of the Board, and except as provided in the award agreement, the Governance and Compensation Committee may cause unit options and UAR grants to be vested, may cause change of control consideration to be paid in respect of some or all of such awards, or may make other adjustments (if any) that it deems appropriate with respect to such awards. With respect to other awards, upon a change of control of the Company and except as provided in the award agreement, the Governance and Compensation Committee may cause such awards to be adjusted, which adjustments may relate to the vesting, settlement or the other terms of such awards.

Approximately 380 employees of the Managing Member and its affiliates are currently eligible to participate in the Amended Company Plan, as well as the “outside directors” (as defined in the Amended Company Plan) serving on the Board.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis provides an overview of the philosophy and objectives of our executive compensation program. It explains how compensation decisions are linked to performance as compared to our strategic goals and defined targets under the elements of the compensation program. These goals and targets are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance.

Overview

We do not directly employ any of the persons responsible for managing our business. The Managing Member manages our operations and activities, and the Board and officers make decisions on our behalf. The compensation of the named executive officers and directors of the Managing Member is determined by the Board upon the recommendation of the Governance and Compensation Committee (as used in this Compensation Discussion and Analysis, the “Committee”). Our named executive officers also serve as named executive officers of EnLink Midstream GP, LLC, the general partner of ENLK (the “General Partner”). Therefore, the compensation of the named executive officers discussed below reflects total compensation for services with respect to us and all our subsidiaries.

Compensation Philosophy and Principles

Our executive compensation program is designed to attract, retain, and motivate highly qualified executives and align their individual interests with the interests of our unitholders. It is the Committee’s responsibility to design and administer compensation programs that achieve these goals, and to make recommendations to the Board to approve and adopt these programs. The total compensation of each of our executives is generally comprised of 60% equity-based awards issued under our long-term incentive plan, 20% annual bonus awarded under the Short-Term Incentive Program (the “STI Program”), and 20% base salary.

The Committee considers the following principles in determining the total compensation of the named executive officers:

•Base salary, short-term incentives, and long-term incentives should be competitive with the market in which we compete for executive talent in order to attract, retain, and motivate highly qualified executives;

•Equity-based awards under the long-term incentive plan should represent a significant portion of the executive’s total compensation in order to retain and incentivize highly qualified executives and to ensure all executives have a meaningful equity stake in us. Equity-based awards foster a culture of ownership and are a way to align the interests of executives with those of our unitholders;

•The compensation program should be sufficiently flexible to address special circumstances, including retention initiatives specifically targeted to retain highly qualified executives during challenging times; and

•The compensation program should drive performance and reward contributions in support of our business strategies and achievements.

Compensation Methodology

The Committee annually reviews our executive compensation program and each individual element of compensation. The review includes an analysis of the compensation practices of other companies in our industry, the competitive market for executive talent, the evolving demands of the business, specific challenges that we may face, and individual contributions to us and the Managing Member. The Committee recommended to the Board adjustments to the compensation program and to each individual element as determined necessary to achieve our goals. The Committee retains a compensation consultant to assist in its review and to provide input regarding the compensation program and each individual element.

Role of Compensation Consultant

The Committee retained Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant to conduct a compensation review and advise the Committee on certain matters relating to compensation programs applicable to the named executive officers and other employees of the General Partner during 2019. In particular, Meridian assisted the Committee’s decision making with respect to named executive officers and director compensation matters, including providing advice on our executive pay philosophy, compensation peer group, incentive plan design, and employment agreement design, providing competitive market studies, and informing the Committee about emerging best practices and changes in the regulatory and governance environment. Meridian provided information to the Committee regarding our compensation programs for 2019. Meridian’s work for the Committee did not raise any conflicts of interest in 2019.

During 2019, the Committee decided to initiate a process to evaluate the effectiveness of its current compensation consultant and potentially engage a new compensation consultant. The Committee asked a number of compensation consultants, including Meridian, to participate in a request for proposal process. After reviewing the proposals and interviewing the participating consulting firms, the Committee elected to engage Mercer (US) Inc., an independent consulting firm (“Mercer”). Mercer was formally engaged by the Committee in June 2019, and since that time, Mercer has assisted the Committee with compensation items related to 2020.

Role of Peer Group and Benchmarking

For 2019, the Committee and Meridian collaborated to identify the following companies as our peer companies: Andeavor, Boardwalk Pipeline Partners, L.P., Buckeye Partners, L.P., Cheniere Energy, Inc., Enable Midstream Partners, LP, Energy Transfer Partners, L.P., Genesis Energy, L.P., HollyFrontier Corp., Magellan Midstream Partners, L.P., NuStar Energy L.P., ONEOK Inc., Targa Resources Corp., and The Williams Cos. Inc. (the “Peer Group”). We believe the Peer Group is representative of the industry in which we operate. The individual companies were chosen based on a number of factors, including each company’s relative size/market capitalization, relative complexity of its business, similar organizational structure, competition for similar executive talent, and the roles and responsibilities of its named executive officers. The Committee considers the Peer Group companies annually, and historically there have been few changes from year to year. Companies are typically added or removed from the Peer Group as the result of a change in organizational structure or relative size/market capitalization as compared to us.

When evaluating annual compensation levels for each named executive officer, the Committee, with the assistance of the compensation consultant, reviews compensation surveys and publicly available compensation data for executives in our Peer Group, including data on base salaries, annual bonuses, and long-term equity incentive awards. The Committee then uses that information to determine individual elements of compensation for the named executive officers in the context of their roles, levels of responsibility, accountability, and decision-making authority within our organization and in the context of company size relative to the other Peer Group members. In addition, the compensation consultant provides guidance on current industry trends and best practices to the Committee relating to all aspects of executive compensation.

While compensation surveys and Peer Group data are considered, the Committee does not attempt to set compensation elements to meet specific benchmarks. Accordingly, other subjective factors are also considered in setting compensation elements, including, but not limited to, (i) effort and accomplishment on a group and individual basis, (ii) challenges faced and challenges overcome, (iii) unique skills, (iv) contribution to the management team, (v) succession planning and retention of our executive officers, and (vi) the perception of both the Board and the Committee of our performance relative to expectations and actual market/business conditions.

Elements of Compensation

For fiscal year 2019, the principal elements of compensation for the named executive officers were the following:

•base salary;
•annual bonus awards;
•long-term incentive plan equity awards;
•retirement and health benefits; and
•severance and change of control benefits.

The Committee reviews and makes recommendations regarding the mix of compensation, both among short- and long-term compensation and cash and non-cash compensation, to establish structures that it believes are appropriate for each of the named executive officers. We believe that the mix of base salary, annual bonus awards, long-term incentive plan equity awards, retirement and health benefits, severance and change of control benefits, and perquisites and other compensation fit our overall compensation objectives. We believe this mix of compensation provides opportunities to align and drive performance of our named executive officers in support of our strategic objectives and to attract, retain, and motivate highly qualified talent with the skills and competencies that we require.

Base Salary. The Committee recommends base salaries for the named executive officers based on the historical salaries for services rendered to us and our affiliates, Peer Group data provided by the compensation consultant, compensation surveys, and performance and responsibilities of the named executive officers. The base salaries approved by the Board and paid to our named executive officers for fiscal year 2019 (and payable for fiscal 2020) are as follows:

	Prior Salary	Base Salary Effective For 2020	Percent Increase (Decrease)
Barry E. Davis (1)	$735,000	$748,000	1.8%
Benjamin D. Lamb	$491,625	$501,000	1.9%
Eric D. Batchelder (2)	$450,225	$458,000	1.7%
Alaina K. Brooks	$439,875	$450,000	2.3%
Michael J. Garberding (3)	$675,000	$—	(100.0)%
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(1)In August 2019, Mr. Davis, formerly our Executive Chairman, was named Chairman and Chief Executive Officer.
(2)In July 2020, Mr. Batchelder departed from his position as Executive Vice President and Chief Financial Officer, and Pablo G. Mercado was named Executive Vice President and Chief Financial Officer. Since Mr. Mercado was not a named executive officer during fiscal year 2019, he is not included in the executive compensation discussion set forth herein.
(3)In August 2019, Mr. Garberding departed from his position as President and Chief Executive Officer. In September 2019, Mr. Garberding left the Company.

Bonus Awards. The Board and the Committee oversee the STI Program. All employees, including named executive officers, are eligible to receive annual bonuses under the STI Program. Bonuses awarded to employees and named executive officers under the STI Program are based on the achievement of certain metrics established to measure success and are subject to the discretion of the Board and the Committee. The metrics employed by the STI Program contemplate that bonuses may be earned based primarily upon the achievement of certain core goals (collectively, the “Primary Bonus Components”), which may change from year-to-year. As reflected in the table below, a separate weighting is applied for each of the Primary Bonus Components. The Primary Bonus Components for 2019 and associated information are as follows:

Component	Description	Weighting
Financial	Adjusted EBITDA and distributable cash flow (“DCF”) per unit to maximize financial performance	50% Adjusted EBITDA 10% DCF per unit
Growth	Timely and cost-effective growth pursuant to the Strategic Plan and overarching direction	10%
Operational	Efficient use of systems, assets and equipment for meeting contractual obligations, driving customer service and maximizing cash flow	10%
People	Train and develop our workforce	10%
Environmental and Safety	Prevent safety incidents and improve safety compliance, operations, and training	10%

Each year, performance under the Primary Bonus Components will be measured, as applicable, on an interpolated “threshold/target/maximum” basis. Each year, a range of bonus pool values for the STI Program will be established to account for various levels of performance under the Primary Bonus Components, as applied on a weighted average basis. These bonus pool values are a framework and are subject to the application of the discretion of the Board and the Committee to determine the bonus amounts that are ultimately payable under the STI Program, including to the named executive officers, as further described below.

The Committee and the Board, with input from management, set the annual weightings for each Primary Bonus Component, any additional weightings that apply with respect to the features comprising a particular Primary Bonus Component, and the “threshold/target/maximum” standard that applies to the Primary Bonus Components. This standard is based on a number of considerations, including, but not limited to, reasonable market expectations, internal company forecasts, available growth opportunities, company performance, leading indicators, and industry standards.

The Board, based on recommendations of the Committee, initially establishes the target bonus awards that may be earned and ultimately determines the final bonus amounts, if any, that are payable under the STI Program for the named executive officers. Initial bonus award amounts for consideration by the Committee and the Board for the named executive officers will be established by multiplying (x) the relevant named executive officer’s target bonus percentage by (y) the relevant named executive officer’s base salary earnings (subject to certain adjustments to account for, among other things, mid-year changes in base salary or a mid-year hiring or termination) by (z) an achievement percentage for the relevant year.

The Committee believes that a portion of executive compensation for named executive officers must remain discretionary. Therefore, the STI Program contemplates that the Committee and the Board retain discretion with respect to target bonus awards and the final bonus amounts for named executive officers. In this regard, the Committee may exercise such discretion to recommend to the Board a reduction or increase of the target bonus or the final bonus amounts for a particular named executive officer to reward or address extraordinary individual performance, challenges, and opportunities not reasonably foreseeable at the beginning of a performance period, internal equities, and external competition or opportunities.

The final amount of bonus for each named executive officer was approved by the Board based upon the Committee’s recommendation and assessment of whether such officer met his or her performance objectives established at the beginning of the performance period. These performance objectives included the quality of leadership within the named executive officer’s assigned area of responsibility, the achievement of technical and professional proficiencies by the named executive officer, the execution of identified priority objectives by the named executive officer, and the named executive officer’s contribution to, and enhancement of, the desired company culture. These performance objectives were reviewed and evaluated by the Committee as a whole. All named executive officers met or exceeded their minimum personal performance objectives for 2019. Accordingly, the Committee and the Board awarded bonuses to the named executive officers as follows:

	Target Bonus Percentage (as a % of Base Salary)	2019 Bonus (as a % of Base Salary)	2019 Bonus Amount ($)
Barry E. Davis (1)	125%	87%	636,568
Benjamin D. Lamb	100%	106%	521,207
Eric D. Batchelder (2)	90%	95%	429,585
Alaina K. Brooks	90%	101%	444,709
Michael J. Garberding (3)	100%	83%	560,463
____________________________
(1)In August 2019, Mr. Davis, formerly our Executive Chairman, was named Chairman and Chief Executive Officer. In association with this transition, the target bonus percentage for Mr. Davis increased from 90% to 125%.
(2)In July 2020, Mr. Batchelder departed from his position as Executive Vice President and Chief Financial Officer.
(3)In August 2019, Mr. Garberding departed from his position as President and Chief Executive Officer. In September 2019, Mr. Garberding left the Company.

Target adjusted EBITDA is based upon a standard of reasonable market expectations and our performance and varies from year to year. For 2019, our adjusted EBITDA levels for bonuses were $1,055 million for minimum threshold bonuses, $1,131 million for target bonuses, and $1,225 million for maximum bonuses. For 2019, the STI Program provided for named executive officers to receive bonus payouts of 45% to 62.5% of base salary at the minimum threshold, 90% to 125% of base salary at the target level, and 180% to 250% of base salary at the maximum level.

Long-Term Incentive Plans. Prior to the merger of NOLA Merger Sub, LLC (previously a wholly-owned subsidiary of the Company) with and into ENLK on January 25, 2019, with ENLK continuing as the surviving entity and a subsidiary of the Company (the “Merger”), our named executive officers and outside directors were eligible to receive awards under the EnLink Midstream GP, LLC Long-Term Incentive Plan (the “GP Plan”). Our named executive officers and outside directors are also eligible to participate in the Current Plan, and will be eligible to participate in the Amended Company Plan. The Board, upon the recommendation of the Committee, approves the grants of equity awards to our named executive officers. The Committee believes that equity awards should comprise a significant portion of a named executive officer’s total compensation. A number of factors are considered when determining grants to each individual named executive officer including but not limited to: compensation surveys, Peer Group data, the named executive officer’s individual performance, company performance, market conditions, succession planning, retention, and other factors as determined by the Committee and/or the Board.

A brief discussion of each plan follows:

Amended Company Plan. See “Adoption of the Amended Company Plan—Summary of Amended Company Plan” above for a description of the Current Plan, which except as otherwise affected by the Unit Increase, includes the same provisions as are set forth in the Amended Company Plan.

EnLink Midstream GP, LLC Long-Term Incentive Plan. The General Partner adopted the GP Plan for employees, consultants, and independent contractors of the General Partner and its affiliates and outside directors of our Board who perform services for us. No additional grants of equity awards will be made under the GP Plan for periods after the Merger. Certain ENLK common units that remained eligible for future grants under the GP Plan immediately prior to the effective time of the Merger are included among the ENLC common units available for grant under the Amended Company Plan (consisting of 3,416,046 ENLC common units) (the “Rollover Units”). In determining this number of the Rollover Units, certain assumptions were made regarding the number of units issuable pursuant to any awards under the GP Plan that were outstanding immediately prior to the effective time of the Merger. For instance, it was assumed that performance metrics, as and when applicable under such awards, would be satisfied in the future at their maximum levels, thereby resulting in the greatest amount of units being issued pursuant to such awards.

Effective as of the closing of the Merger, each unit-based award issued and outstanding immediately prior to the effective time of the Merger under the GP Plan has been converted into an award with respect to ENLC common units with substantially similar terms as were in effect immediately prior to the effective time, with certain adjustments to the performance-based vesting terms for any applicable awards related to the performance of ENLC and ENLK (as further described below). In addition, as of the closing of the Merger (i) ENLC assumed all obligations in respect of the GP Plan, and (ii) the Committee (and the Board when applicable) became responsible for the administration of the GP Plan. It is anticipated that no future awards will be granted under the GP Plan.

Upon a change of control for purposes of the GP Plan and subject to the terms and conditions of the applicable award agreements thereunder, the outstanding options may become exercisable and the outstanding restricted incentive units may become vested upon the change of control or a qualifying termination of employment thereafter. The closing of the GIP Transaction constituted a change of control for such purposes, and the terms and conditions of the performance-based restricted incentive unit awards provided for accelerated vesting upon such change of control. However, certain officers waived the accelerated vesting of their performance-based restricted incentive unit awards, such that, the waived awards remain outstanding and subject to vesting based on the performance metrics and termination conditions specified in the applicable awards (as amended in connection with such waiver).

Performance Unit Awards. Beginning in 2015, the Managing Member and the General Partner granted performance awards under the Current Plan and the GP Plan, respectively. The performance award agreements provide that the vesting of restricted incentive units granted under the GP Plan and the Current Plan is dependent on the achievement of certain total shareholder return (“TSR”) performance goals relative to the TSR achievement of a peer group of companies (the “Peer Companies”) over the applicable performance period. The performance award agreements contemplate that the Peer Companies for an individual performance award (the “Subject Award”) are the companies comprising the Alerian MLP Index for Master Limited Partnerships (“AMZ”), excluding ENLK and ENLC, on the grant date for the Subject Award. The performance units will vest based on the percentile ranking of the average of our and ENLC’s TSR achievement (“EnLink TSR”) for the applicable performance period relative to the TSR achievement of the Peer Companies. As of the effective time of the Merger, the performance metric for any then outstanding performance award was modified such that, the performance metric will, on a weighted average basis, (i) continue to relate to the EnLink TSR relative to the TSR performance of the Peer Companies in respect of periods preceding the effective time of the Merger; and (ii) relate solely to the TSR performance of ENLC relative to the TSR performance of such Peer Companies in respect of periods after the effective time of the Merger.

On March 8, 2019, the Board of the Managing Member approved new forms of the performance-based award agreements (the “Performance-Based Award Agreement”) for future awards of equity-based compensation under the Current Plan. The Performance-Based Award Agreement provides that the vesting of restricted incentive units under the Current Plan is dependent on the achievement of (i) certain TSR performance goals relative to the TSR achievement of a peer group of companies and (ii) performance goal based on cash flow (“Cash Flow”). At the time of grant, the Board will determine the relative weighting of the two performance goals by including in the relevant Performance-Based Award Agreement the number of Restricted Units that will be eligible for vesting depending on the achievement of the TSR performance goals (the “Total TSR Units”) and the achievement of the Cash Flow performance goals (the “Total CF Units”).

The Performance-Based Award Agreement provides for four separate performance periods: (i) three performance periods are each of the first, second, and third calendar years that occur following the vesting commencement date of the Performance-Based Award Agreement and (ii) the fourth performance period is the cumulative three-year period from the vesting commencement date through the third anniversary thereof (the “Cumulative Performance Period”).

At the end of the vesting period, recipients receive distribution equivalents, if any, with respect to the number of performance units vested. The vesting of such units ranges from 0% to 200% of the units granted depending on

EnLink’s achievement of performance goals on the vesting date. The fair value of each performance unit is estimated as of the date of grant using a Monte Carlo simulation with the following assumptions used for all performance unit grants made under the plan: (i) a risk-free interest rate based on United States Treasury rates as of the grant date; (ii) a volatility assumption based on the historical realized price volatility of our common units and the designated Peer Companies securities; (iii) an estimated ranking of us among the designated Peer Companies; and (iv) the distribution yield. In connection with the GIP Transaction, certain outstanding performance unit agreements issued prior to the close of the transaction were modified to delay vesting in exchange for an increase in the minimum vesting of units from zero to 100% as described in our Current Report on Form 8-K filed with the Commission on July 23, 2018. The fair value of the unit on the date of grant is expensed over a vesting period of approximately three years.

The total value of the equity compensation granted to our executive officers generally has been awarded 50% restricted incentive units and 50% performance units on an annual basis. In addition, our executive officers may receive additional grants of equity compensation in certain circumstances, such as promotions and change of ownership. All performance and restricted incentive units that we grant are charged against earnings according to FASB Accounting Standards Codification 718, Compensation—Stock Compensation (“ASC 718”).

Anti-Hedging Policy. Pursuant to ENLC’s insider trading policy, ENLC prohibits hedging of its securities by directors, officers, or employees and pledging of its securities as collateral by directors and executive officers.

Retirement and Health Benefits. All eligible employees are offered a variety of health and welfare and retirement programs. The named executive officers are generally eligible for the same programs on the same basis as other employees. EnLink Midstream Operating, LP, a wholly-owned subsidiary of ENLK (the “Operating Partnership”), maintains a tax-qualified 401(k) retirement plan that provides eligible employees with an opportunity to save for retirement on a tax deferred basis. In 2019, the Operating Partnership matched 100% of every dollar contributed for contributions of up to 6% of eligible compensation made by eligible participants plus a discretionary profit-sharing contribution (not to exceed the maximum amount permitted by law). The retirement benefits provided to the named executive officers were allocated to us as general and administration expenses.

Perquisites. We generally do not pay for perquisites for any of the named executive officers, other than payment of dues, sales tax, and related expenses for membership in an industry-related private lunch club (totaling less than $2,500 per year per named executive officer).

Change in Control and Severance Agreements

In 2019, all of our named executive officers and certain members of senior management entered into amended and restated forms of change in control agreements (the “Change in Control Agreements”) with the Operating Partnership and amended and restated forms of severance agreements (the “Severance Agreements” and collectively with the Change in Control Agreements, the “Agreements”) with the Operating Partnership, which were approved by the Board in September 2019. On November 3, 2020, the Operating Partnership amended and restated the existing Change in Control Agreement with each of our named executive officers, other than the Chairman and Chief Executive Officer, to increase the change in control benefit multiplier from two times the change in control benefit to two and a half times the change in control benefit. The change in control benefit multiplier in the Change in Control Agreement with the Company’s Chairman and Chief Executive Officer remains unchanged at three times the change in control benefit. Additionally, as certain individuals become members of senior management, the individual may become a party to a change in control agreement and/or a severance agreement in substantially the same form as the applicable Agreement.

The Agreements restrict the officers from competing with us, the Managing Member, the Operating Partnership, ENLK, the General Partner, and their respective affiliates and subsidiaries (the “Company Group”) during the term of employment. The Agreements also restrict the officers from disclosing confidential information of the Company Group and disparaging any member of the Company Group, in each case, during or after the term of their employment. In addition, the Agreements restrict the officers, both during their employment and for varying periods following the termination of employment, from (i) soliciting other employees to terminate their employment with any member of the Company Group or accept employment with a third party and (ii) diverting the business of a client or customer of any member of the Company Group or attempting to convert a client or customer of any member of the Company Group. The Agreements provide the Operating Partnership with equitable remedies and with the right to claw back benefits if the restrictions described in this paragraph are breached by the officer. In the event of a termination, the terminated employee is required to execute a general release of the Company Group in order to receive any benefits under the Agreements.

Under the Severance Agreements, if an officer’s employment is terminated without cause (as defined in the Severance Agreement) or is terminated by the officer for good reason (as defined in the Severance Agreement), such officer will be entitled to receive (i) his or her accrued base salary up to the date of termination, (ii) any unpaid annual bonus with respect to the calendar year ending prior to the officer’s termination date that has been earned as of such date, (iii) a prorated amount of the bonus (to the extent such bonus would have otherwise been earned by such officer) for the calendar year in which the termination occurs, (iv) such other fringe benefits (other than any bonus, severance pay benefit or medical insurance benefit) normally provided to employees that are already earned or accrued as of the date of termination (the foregoing items in clauses (i) - (iv) are referred to as the “General Benefits”), (v) certain outplacement services (the “Outplacement Benefits”), (vi) a lump sum severance equal to the sum of (A) the officer’s then-current base salary and (B) any target bonus (as defined in the applicable Agreement) for the year that includes the date of termination (the “Severance Benefit”) times two for the officer (other members of senior management are each entitled to one times the Severance Benefit), plus (vii) an amount equal to the cost to the officer to extend his or her then-current medical insurance benefits for 18 months following the effective date of the termination (the “Medical Severance Benefit”).

Potential Payments Upon a Change of Control

Under the Change in Control Agreements, if, within a period that begins 120 days prior to and ends 24 months following a change in control (as defined in the Change in Control Agreement), an officer’s employment is terminated without cause (as defined in the Change in Control Agreement) or is terminated by the officer for good reason (as defined in the Change in Control Agreement), such officer will be entitled to the General Benefits, the Outplacement Benefits, the Medical Severance Benefit and the Severance Benefit; provided, however, that the Chairman and Chief Executive Officer would be entitled to three times the Severance Benefit, and the other officers would be entitled to two and a half times the Severance Benefit. Other members of senior management do not receive an increase in the Severance Benefit if they are terminated in connection with a change in control.

In addition, the Agreements provide for the General Benefits upon the officer’s termination of employment due to his or her death or disability (as defined in the Agreements).

The Agreements provide that an officer may only become entitled to payments under the Severance Agreement or the Change in Control Agreement, but not under both Agreements. Upon execution of a Severance Agreement, the Severance Agreement will continue in effect until (i) the Initial Expiration Date (as defined in the Severance Agreement), which is generally a term of one year from the execution date; provided that the term will be automatically renewed for additional one-year periods beginning on the day following the first anniversary of the Initial Expiration Date (each, a “Renewal Date”), unless the Board provides the officer with written notice (a “Non-Renewal Notice”) of the Operating Partnership’s election not to renew the term at least 30 days prior to any Renewal Date or (ii) the termination of the officer’s employment; provided that an officer’s employment may not be terminated by the Operating Partnership for any reason other than cause (as defined in the Severance Agreement) for the 90-day period that follows the termination of the Severance Agreement pursuant to a Non-Renewal Notice. Upon execution of a Change in Control Agreement, the Change in Control Agreement will continue in effect with automatic renewal on each anniversary of the execution date until (i) termination by the Board providing the officer with a Non-Renewal Notice at least 90 days prior to any Renewal Date or (ii) the termination of the officer’s employment, except that a Change in Control Agreement may not be terminated for a period that begins 120 days prior to, and ends 24 months following, a change in control.

If the payments and benefits provided to an officer under the Agreements (i) constitute a “parachute payment” as defined in Section 280G of the IRC and exceed three times the officer’s “base amount” as defined under Section

280G(b)(3) of the IRC, and (ii) would be subject to the excise tax imposed by Section 4999 of the IRC, then the officer’s payments and benefits will be either (A) paid in full, or (B) reduced and payable only as to the maximum amount that would result in no portion of the payments and benefits being subject to such excise tax, whichever results in the receipt by the officer on an after-tax basis of the greatest amount (taking into account the applicable federal, state and local income taxes, the excise tax imposed by Section 4999 of the IRC and all other taxes, including any interest and penalties, payable by the officer).

With respect to the GP Plan and the Current Plan, the amounts to be received by our named executive officers in the event of a change of control (as defined in such plans) will be automatically determined based on the number of units underlying any unvested equity incentive awards held by a named executive officer at the time of a change of control. The terms of such plans were determined based on past practice and the applicable compensation committee’s understanding of similar plans utilized by public companies generally at the time we adopted such plans. The determination of the reasonable consequences of a change of control is periodically reviewed by the Committee.

Upon a change of control, and except as provided in the award agreement, the Committee may cause options and UAR grants to be vested, may cause change of control consideration to be paid in respect of some or all of such awards, or may make other adjustments (if any) that it deems appropriate with respect to such awards. With respect to other awards, upon a change of control and except as provided in the award agreement, the Committee may cause such awards to be adjusted, which adjustments may relate to the vesting, settlement, or the other terms of such awards.

The potential payments that may be made to the named executive officers upon a termination of their employment or in connection with a change of control as of December 31, 2019 are set forth in the table in the section below entitled “Payments Upon Termination or Change of Control.”

Role of Executive Officers in Executive Compensation

The Board, upon recommendation of the Committee, determines the compensation payable to each of the named executive officers. None of the named executive officers serves as a member of the Committee. The Chairman and Chief Executive Officer makes recommendations regarding the compensation of his leadership team with the Committee, including specific recommendations for each element of compensation for each of the named executive officers. The Chairman and Chief Executive Officer does not make any recommendations regarding his personal compensation.

Tax Considerations

We have structured the compensation program in a manner intended to be exempt from, or to comply with, Section 409A of the IRC. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A of the IRC, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the service provider is subject to regular federal income tax, interest, and an additional federal excise tax of 20% of the benefit includible in income.

Summary Compensation Table

The following table sets forth certain compensation information for our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Restricted Incentive Unit and Performance Unit Awards ($)(2)		All Other Compensation ($)		Total ($)
Barry E. Davis (3)	2019	556,000	636,568	4,553,287	(7)	744,456	(8)	6,490,311
Chairman and Chief Executive Officer	2018	529,000	784,367	3,835,864		784,034		5,933,265
	2017	695,000	960,000	4,533,371		565,075		6,753,446

Benjamin D. Lamb	2019	491,200	521,207	1,264,284		362,424	(9)	2,639,115
Executive Vice President and Chief Operating Officer	2018	447,500	665,733	4,272,801		703,111		6,089,145
	2017	345,000	345,000	1,431,552		274,563		2,396,115

Eric D. Batchelder (4)	2019	449,900	429,585	948,218		205,157	(10)	2,032,860
Executive Vice President and Chief Financial Officer	2018	399,200	560,771	3,133,675		304,836		4,398,482

Alaina K. Brooks (5)	2019	439,500	444,709	902,261		302,253	(11)	2,088,723
Executive Vice President, Chief Legal and Administrative Officer, and Secretary	2018	393,300	468,087	2,410,163		204,661		3,476,211

Michael J. Garberding (6)	2019	528,200	560,463	2,844,635		5,486,256	(12)	9,419,554
President and Chief Executive Officer	2018	646,600	1,009,247	7,975,169		727,195		10,358,211
	2017	500,000	500,000	2,147,374		396,190		3,543,564
____________________________
(1)Bonuses include all annual bonus payments. For 2019, the named executive officers received bonuses in the form of 35% cash and 65% equity awards that immediately vest. For 2018, the named executive officers received bonuses in the form of 50% cash and 50% equity awards that immediately vest. Such equity awards were entirely allocated in restricted incentive units of ENLC. For 2017, the named executive officers received bonuses in the form of 25% cash and 75% equity awards that immediately vest. Such equity awards were allocated 50% in restricted incentive units of ENLK and 50% in restricted incentive units of ENLC. Equity awards for 2019, 2018, and 2017 represent the grant date fair value of awards computed in accordance with ASC 718.
(2)The amounts shown represent the grant date fair value of awards computed in accordance with ASC 718. See “Item 8. Financial Statements and Supplementary Data—Note 11” in our Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 10-K”) for the assumptions made in our valuation of such awards.
(3)In August 2019, Mr. Davis, formerly our Executive Chairman, was named Chairman and Chief Executive Officer.
(4)In July 2020, Mr. Batchelder departed from his position as Executive Vice President and Chief Financial Officer.
(5)Ms. Brooks became a named executive officer in fiscal year 2018, and, therefore, summary compensation information is presented only for fiscal years 2018 and 2019.
(6)In August 2019, Mr. Garberding departed from his position as President and Chief Executive Officer. In September 2019, Mr. Garberding left the Company.
(7)In connection with assuming his role as Chairman and Chief Executive Office in August 2019, Mr. Davis received a one-time transition grant of restricted incentive units and performance unit awards of $1,000,000 and $1,972,936, respectively.
(8)Amount of all other compensation for Mr. Davis includes a matching 401(k) contribution of $16,800, DERs with respect to restricted incentive units of ENLK in the amount of $325,786, and DERs with respect to restricted incentive units of ENLC in the amount of $401,870.
(9)Amount of all other compensation for Mr. Lamb includes a matching 401(k) contribution of $16,800, DERs with respect to restricted incentive units of ENLK in the amount of $55,107, and DERs with respect to restricted incentive units of ENLC in the amount of $290,517.
(10)Amount of all other compensation for Mr. Batchelder includes a matching 401(k) contribution of $16,800, DERs with respect to restricted incentive units of ENLK in the amount of $30,526, and DERs with respect to restricted incentive units of ENLC in the amount of $157,831.
(11)Amount of all other compensation for Ms. Brooks includes a matching 401(k) contribution of $16,800, DERs with respect to restricted incentive units of ENLK in the amount of $97,839, and DERs with respect to restricted incentive units of ENLC in the amount of $187,614.

(12)Amount of all other compensation for Mr. Garberding includes a matching 401(k) contribution of $16,800, DERs with respect to restricted incentive units of ENLK in the amount of $250,046, and DERs with respect to restricted incentive units of ENLC in the amount of $935,623. Mr. Garberding received $4,283,788 in connection with his departure.

CEO Pay Ratio

For fiscal year 2019, the annual total compensation for Mr. Davis was $5,403,924 and for the median employee was $117,456. The resulting ratio of annual total compensation of Mr. Davis to the annual total compensation of our median employee was 46:1. This pay ratio is a reasonable estimate calculated in accordance with the requirements of Item 402(u) of Regulation S-K. As a result of our methodology for determining the pay ratio, which is described below, our pay ratio may not be comparable to the pay ratios of other companies in our industry or in other industries because other companies may rely on different methodologies or assumptions or may make adjustments that we do not make.

To determine the pay ratio, we first identified the median employee by examining 2019 W-2 Box 1 Federal Taxable Wages (the “Taxable Wages Measure”) for all of our employees, excluding the Chairman and Chief Executive Officer, who were employed on December 31, 2019, the last business day of the 2019 fiscal year. We included all employees, whether employed as full-time, part-time, or on a seasonal basis, and compensation was annualized for any full-time employee that was not employed for all of fiscal year 2019. We use the Taxable Wages Measure because it is consistently applied for all employees and because we believe it reasonably reflects the annual compensation of our employees. After identifying the median employee, we calculated annual total compensation for the median employee using the same methodology used for calculating the annual total compensation of our named executive officers as set forth in the 2019 Summary Compensation Table above. We calculated annual total compensation for the CEO by annualizing Mr. Davis’s salary in his role as Chairman and Chief Executive Officer, given that Mr. Davis transitioned from Executive Chairman to Chairman and Chief Executive Officer in August 2019.

Narrative Disclosure to Summary Compensation Table

A narrative description of all material factors necessary to an understanding of the information included in the above Summary Compensation Table is included in the section titled “Compensation Discussion and Analysis” and in the footnotes to such tables.

Grants of Plan-Based Awards for Fiscal Year 2019 Table

The following table provides information concerning each grant of an award made to a named executive officer for fiscal year 2019, including, but not limited to, awards made under the Current Plan.

ENLINK MIDSTREAM, LLC—GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)	All Other Unit Awards: Number of Units		Grant Date Fair Value of Unit Awards ($)(1)
Barry E. Davis	3/12/2019	60,328	120,656	241,312	—	(2)	1,580,351
	10/9/2019	—	—	—	135,318	(3)	1,000,000
	10/9/2019	135,318	270,636	541,272	—	(4)	1,972,936

Benjamin D. Lamb	3/12/2019	48,263	96,525	193,050	—	(2)	1,264,284

Eric D. Batchelder (5)	3/12/2019	36,197	72,394	144,788	—	(2)	948,218

Alaina K. Brooks	3/12/2019	28,958	57,915	115,830	—	(2)	758,571
	6/19/2019	7,240	14,479	28,958	—	(2)	143,690

Michael J. Garberding (6)	3/12/2019	108,591	217,181	434,362	—	(2)	2,844,635
____________________________
(1)The amounts shown represent the grant date fair value of awards computed in accordance with ASC 718. See “Item 8. Financial Statements and Supplementary Data—Note 11” in our 2019 10-K for the assumptions made in our valuation of such awards.
(2)These grants include accrued DERs that provide for distributions on performance awards, unless otherwise forfeited, if distributions are made on common units during the restriction period. When the performance awards vest on January 1, 2022, recipients receive DERs, if any, with respect to the number of performance awards vested.
(3)In connection with assuming his role as Chairman and Chief Executive Office in August 2019, Mr. Davis received a one-time transition grant of restricted incentive units. These awards include DERs that provide for distributions on restricted incentive units if made on unrestricted common units during the restriction period unless otherwise forfeited and vest 100% on August 1, 2022.
(4)In connection with assuming his role as Chairman and Chief Executive Office in August 2019, Mr. Davis received a one-time transition grant of performance unit awards. These awards include accrued DERs that provide for distributions on performance awards, unless otherwise forfeited, if distributions are made on common units during the restriction period. When the performance awards vest on August 1, 2022, recipients receive DERs, if any, with respect to the number of performance awards vested.
(5)In July 2020, Mr. Batchelder departed from his position as Executive Vice President and Chief Financial Officer.
(6)In August 2019, Mr. Garberding departed from his position as President and Chief Executive Officer. In September 2019, Mr. Garberding left the Company.

Outstanding Equity Awards at Fiscal Year-End Table for Fiscal Year 2019

The following table provides information concerning all outstanding equity awards made to a named executive officer as of December 31, 2019, including, but not limited to, awards made under the Current Plan and the GP Plan.

ENLINK MIDSTREAM, LLC—OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

		Unit Awards
Name	Vesting Year (1)	Number of Units That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Units or Other Rights that Have Not Vested (#)(3)(4)(5)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Units or Other Rights That Have Not Vested ($)(2)
Barry E. Davis	2022	135,318	829,499	391,292	(6)	2,398,620
	2021	98,730	605,215	98,730		605,215
	2020	106,667	653,869	106,667		653,869
Benjamin D. Lamb	2022	—	—	96,525		591,698
	2021	139,925	857,740	—		—
	2020	159,364	976,901	—		—
Eric D. Batchelder (7)	2022	—	—	72,394		443,775
	2021	115,245	706,452	—		—
	2020	47,777	292,873	—		—
Alaina K. Brooks	2022	—	—	72,394		443,775
	2021	73,780	452,271	26,000		159,380
	2020	67,427	413,328	19,649		120,448
Michael J. Garberding (8)	2022	—	—	48,152		295,172
____________________________
(1)Restricted incentive units vesting in 2020 and 2021 vest on January 1st and August 1st of the relevant year, as applicable. Restricted incentive units vesting in 2022 vest on January 1st. For Mr. Davis, restricted incentive units vesting in 2022 vest on January 1st and August 1st, as applicable.
(2)The closing price for the ENLC common units was $6.13 as of December 31, 2019.
(3)Reflects the target number of performance units granted to the named executive officers multiplied by a performance percentage of 100%.
(4)Vesting of awards in 2021 and 2022 are contingent upon (i) the EnLink TSR performance measured against a peer group of companies in respect of periods preceding the effective time of the Merger and (ii) the TSR performance of ENLC measured against a peer group of companies in respect of periods after the effective time of the Merger.
(5)Vesting of awards in 2022 are contingent upon (i) the EnLink TSR performance measured against a peer group of companies and (ii) EnLink’s achieved distributable cash flow per unit outstanding.
(6)Vesting of awards in August 2020 for Mr. Davis are contingent upon the EnLink TSR performance measured against a peer group of companies.
(7)In July 2020, Mr. Batchelder departed from his position as Executive Vice President and Chief Financial Officer. Pursuant to his departure, Mr. Batchelder’s outstanding restricted incentive units vested and a portion of his outstanding performance units vested at 100% in July 2020. The remaining outstanding performance units not vested in 2020 will vest on the original vesting date of January 1, 2022 and January 1, 2023, as applicable.
(8)In August 2019, Mr. Garberding departed from his position as President and Chief Executive Officer. In September 2019, Mr. Garberding left the Company. Pursuant to his departure, Mr. Garberding’s outstanding restricted incentive units vested and a portion of his outstanding performance units vested at 100% in 2019. The remaining outstanding performance units not vested in 2019 will vest on the original vesting date of January 1, 2022.

Units Vested Table for Fiscal Year 2019

The following tables provide information related to the vesting of restricted units and restricted incentive units during fiscal year ended 2019.

ENLINK MIDSTREAM, LLC—UNITS VESTED

Name	Date Vested	Number of Units Acquired on Vesting	Value Per Unit Realized on Vesting ($)	Total ($)
Barry E. Davis	1/1/2019	110,709	9.49	1,050,628
	2/14/2019	52,938	10.86	574,907
	3/6/2019	34,645	11.32	392,181

Benjamin D. Lamb	1/1/2019	46,296	9.49	439,349
	3/6/2019	29,405	11.32	332,865

Eric D. Batchelder (1)	3/6/2019	24,769	11.32	280,385

Alaina K. Brooks	1/1/2019	14,286	9.49	135,574
	2/14/2019	15,028	10.86	163,204
	3/6/2019	20,675	11.32	234,041

Michael J. Garberding (2)	1/1/2019	71,457	9.49	678,127
	2/14/2019	30,704	10.86	333,445
	3/6/2019	44,578	11.32	504,623
	9/2/2019	534,779	7.94	4,246,145
____________________________
(1)In July 2020, Mr. Batchelder departed from his position as Executive Vice President and Chief Financial Officer. Pursuant to his departure, Mr. Batchelder’s outstanding restricted incentive units vested and a portion of his outstanding performance units vested at 100% in July 2020. The remaining outstanding performance units not vested in 2020 will vest on the original vesting date of January 1, 2022 and January 1, 2023, as applicable.
(2)In August 2019, Mr. Garberding departed from his position as President and Chief Executive Officer. In September 2019, Mr. Garberding left the Company. Pursuant to his departure, Mr. Garberding’s outstanding restricted incentive units vested and a portion of his outstanding performance units vested at 100% in 2019. The remaining outstanding performance units not vested in 2019 will vest on the original vesting date of January 1, 2022.

ENLINK MIDSTREAM GP, LLC—UNITS VESTED

Name	Date Vested (1)	Number of Units Acquired on Vesting	Value Per Unit Realized on Vesting ($)	Total ($)
Barry E. Davis	1/1/2019	128,145	11.01	1,410,876
	2/14/2019	61,277	12.49	765,293

Benjamin D. Lamb	1/1/2019	53,588	11.01	590,004

Eric D. Batchelder (2)	—	—	—	—

Alaina K. Brooks	1/1/2019	13,429	11.01	147,853
	2/14/2019	14,127	12.49	176,442

Michael J. Garberding (3)	1/1/2019	82,712	11.01	910,659
	2/14/2019	35,540	12.49	443,870
____________________________
(1)Units listed as vesting after the closing of the Merger vested as ENLC units with the amount adjusted to be 1.15 ENLC units for each unit listed.
(2)In July 2020, Mr. Batchelder departed from his position as Executive Vice President and Chief Financial Officer. Pursuant to his departure, Mr. Batchelder’s outstanding restricted incentive units vested and a portion of his outstanding performance units vested at 100% in July 2020. The remaining outstanding performance units not vested in 2020 will vest on the original vesting date of January 1, 2022 and January 1, 2023, as applicable.
(3)In August 2019, Mr. Garberding departed from his position as President and Chief Executive Officer. In September 2019, Mr. Garberding left the Company. Pursuant to his departure, Mr. Garberding’s outstanding restricted incentive units vested and a portion of his outstanding performance units vested at 100% in 2019. The remaining outstanding performance units not vested in 2019 will vest on the original vesting date of January 1, 2022.

Payments Upon Termination or Change of Control

The following tables show potential payments that would have been made to the named executive officers as of December 31, 2019.

Named Executive Officer	Payment Under Severance Agreements Upon Termination Other Than For Cause or With Good Reason ($)(1)	Health Care Benefits Under Change in Control and Severance Agreements Upon Termination Other Than For Cause or With Good Reason ($)(2)	Payment and Health Care Benefits Under Change in Control and Severance Agreements Upon Termination For Cause or Without Good Reason ($)(3)	Payment Under Change in Control Agreements Upon Termination and Change of Control ($)(4)	Acceleration of Vesting Under Long-Term Incentive Plans Upon Change of Control ($)(5)
Barry E. Davis	3,994,068	34,150	—	5,647,818	5,746,287
Benjamin D. Lamb	2,417,707	33,612	—	2,417,707	2,426,340
Eric D. Batchelder (6)	2,190,440	24,067	—	2,190,440	1,443,100
Alaina K. Brooks	2,166,234	31,288	—	2,166,234	1,589,203
Michael J. Garberding (7)	—	—	—	—	—
____________________________
(1)Each named executive officer is entitled to a lump sum amount equal to two times the Severance Benefit, the Outplacement Benefit, and when applicable, the bonus amounts comprising the General Benefits will be paid if he or she is terminated without cause (as defined in the Severance Agreement) or if he or she terminates employment for good reason (as defined in the Severance Agreement), subject to compliance with certain non-competition and non-solicitation covenants described elsewhere in this Annual Report on Form 10-K. The figures shown do not include amounts of base salary previously paid or fringe benefits previously received.
(2)Each named executive officer is entitled to health care benefits equal to a lump sum payment of the estimated monthly cost of the benefits under COBRA for 18 months if he or she is terminated without cause (as defined in the applicable Severance Agreement or Change of Control Agreement (the “Applicable Agreement”) or if he or she terminates employment for good reason (as defined in the Applicable Agreement)).
(3)Each named executive officer is entitled to his or her then current base salary up to the date of termination plus such other fringe benefits (other than any bonus, severance pay benefit, participation in the company’s 401(k) employee benefit plan, or medical insurance benefit) normally provided to employees of the company as earned up to the date of termination if he or she is terminated for cause (as defined in the Applicable Agreement) or he or she terminates employment without good reason (as defined in the Applicable Agreement). The figures shown do not include amounts of base salary previously paid or fringe benefits previously received.
(4)Each named executive officer is entitled to a lump sum payment equal to two times the Severance Benefit (three times in the case of the Chairman and Chief Executive Officer), the Outplacement Benefit, and when applicable, the bonus amounts comprising the General Benefits will be paid if he or she is terminated without cause (as defined in the Change of Control Agreement) or if he or she terminates employment for good reason (as defined in the Change of Control Agreement) within 120 days prior to or two years following a change in control (as defined in the Severance Agreement), subject to compliance with certain non-competition, non-solicitation, and other covenants described elsewhere in this Annual Report on Form 10-K. The figures shown do not include amounts of base salary previously paid or fringe benefits previously received.
(5)Each named executive officer is entitled to accelerated vesting of certain outstanding equity awards in the event of a change of control (as defined under the long-term incentive plans). These amounts correspond to the values set forth in the table in the section above entitled Outstanding Equity Awards at Fiscal Year-End Table for Fiscal Year 2019.
(6)In July 2020, Mr. Batchelder departed from his position as Executive Vice President and Chief Financial Officer. Pursuant to his departure, Mr. Batchelder received a cash payment of $1,733,659 related to his Severance Benefit and accelerated vesting of outstanding equity awards valued at $387,277 as of the vesting date. In addition, Mr. Batchelder will receive a prorated amount related to his 2020 bonus, which is payable at the end of March 2021.
(7)In August 2019, Mr. Garberding departed from his position as President and Chief Executive Officer. In September 2019, Mr. Garberding left the Company. Pursuant to his departure, Mr. Garberding received a cash payment of $4,283,788 related to his Severance Benefit, $560,463, which is a prorated amount related to his 2019 bonus at the time the bonus is payable at the end of March 2020, and accelerated vesting of outstanding equity awards valued at $4,246,145 as of the vesting date.

Compensation of Directors for Fiscal Year 2019

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Unit Awards (1) ($)	All Other Compensation ($)(2)	Total ($)
James C. Crain	111,111	125,430	11,176	247,717
Leldon E. Echols	86,191	125,430	10,278	221,899
Kyle D. Vann	81,667	125,430	9,380	216,477
Rolf A. Gafvert (3)	37,708	—	1,797	39,505
____________________________
(1)Messrs. Crain, Echols, and Vann were granted awards of restricted incentive units of ENLC on March 8, 2019 with a fair market value of $11.30 per unit and that vested on January 25, 2020 in the following amounts, respectively: 11,100, 11,100, and 11,100. The amounts shown represent the grant date fair value of awards computed in accordance with ASC 718. See “Item 8. Financial Statements and Supplementary Data—Note 11” in our 2019 10-K for the assumptions made in our valuation of such awards. At December 31, 2019, Messrs. Crain, Echols, and Vann held aggregate outstanding restricted incentive unit awards, in the following amounts, respectively: 11,100, 11,100, and 11,100.
(2)Other Compensation is comprised of DERs with respect to restricted incentive units.
(3)Mr. Gafvert departed from his position as a director in January 2019.

Each director of the Managing Member who is not an employee of the Managing Member or Global Infrastructure Management, LLC, an independent infrastructure fund manager, its affiliates, or managed fund vehicles, including GIP Stetson, and their affiliates (“GIP”), is paid an annual retainer fee of $72,500 and equity compensation valued at $115,000. Directors do not receive an attendance fee for each regularly scheduled quarterly board meeting or each additional meeting that they attend. The respective chairs of each committee received the following annual fees for fiscal year ended 2019: Audit—$24,000, Governance and Compensation Committee—$15,000, and Conflicts—$20,000. The respective members of each committee received the following annual fees for the fiscal year ended 2019: Audit—$17,500, Governance and Compensation Committee—$7,500, and Conflicts—$15,000. Directors were also reimbursed for related out-of-pocket expenses.

During the year ended December 31, 2019, Barry E. Davis, as an officer of the Managing Member, and William J. Brilliant, Thomas W. Horton, Matthew C. Harris, and William A. Woodburn, as officers of GIP, received no separate compensation for their respective service as directors.

Governance and Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2019, our Governance and Compensation Committee was comprised of Kyle D. Vann (Chairman), William J. Brilliant, and Leldon E. Echols. Mr. Brilliant is a partner of GIP and may have had an interest in the transactions among GIP, ENLK, and us. Please see “Item 13. Certain Relationships and Related Transactions, and Director Independence” in our 2019 10-K.

No other member of the Governance and Compensation Committee during fiscal 2019 was a current or former officer or employee of the General Partner or had any relationship requiring disclosure by us under Item 404 of Regulation S-K as adopted by the Commission. None of the General Partner’s executive officers served on the board of directors or the compensation committee of any other entity for which any officers of such other entity served either on the Board or the Governance and Compensation Committee.

Board Leadership Structure and Risk Oversight

The Board has no policy that requires that the positions of the Chairman of the Board (the “Chairman”) and the Chief Executive Officer be separate or that they be held by the same individual. The Board believes that this determination should be based on circumstances existing from time to time, including the composition, skills, and experience of the Board and its members, specific challenges faced by us or the industry in which we operate, and governance efficiency. Based on these factors, the Board determined that having Barry E. Davis reassume his role as the Chairman and Chief Executive Officer in August 2019 was in our best interest, and that such arrangement made the best use of Mr. Davis’ unique skills and experience in the industry.

The Board is responsible for risk oversight. Management has implemented internal processes to identify and evaluate the risks inherent in our business and to assess the mitigation of those risks. The Audit Committee will review the risk assessments with management and provide reports to the Board regarding the internal risk assessment processes, the risks identified, and the mitigation strategies planned or in place to address the risks in the business. The Board and the Audit Committee each provide insight into the issues, based on the experience of their members, and provide constructive challenges to management’s assumptions and assertions.

United States Federal Income Tax Consequences of the Amended Company Plan

The following is a general discussion of the current federal income tax consequences of awards under the Amended Company Plan with respect to participants who are classified as United States residents for federal income tax purposes. This discussion is based upon the current provisions of the IRC, existing final and proposed Treasury regulations promulgated under the IRC, administrative rulings, and judicial decisions now in effect, all of which are subject to change, possibly with retroactive effect. Changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. We have not sought a ruling from the Internal Revenue Service (the “IRS”) with respect to any of the tax matters discussed below, and the IRS would not be precluded from taking positions contrary to those described herein. As a result, no assurance can be given that the IRS will agree with all of the tax characterizations and the tax consequences described below. Different or additional rules may apply with respect to participants who are subject to income tax in a foreign jurisdiction and/or are subject to state or local income tax in the United States.

Unit Options. The grant of a unit option will not result in taxable income to the participant and the individual’s employer will not be entitled to an income tax deduction. Upon the exercise of a nonqualified unit option, a participant will recognize ordinary taxable income on the date of exercise. Such taxable income will equal the difference between the option price and the fair market value of our common units underlying the option on the date of exercise. The entity employing the participant will be entitled to an income tax deduction equal to the amount included in the participant’s ordinary income.

No taxable income will be recognized by the participant upon the grant or exercise of an incentive unit option (i.e., an option that is intended to comply with Section 422 of the IRC). If the participant holds the common units received on exercise of the incentive unit option for at least one year after exercise and two years after the grant of the incentive stock option, the participant will recognize capital gain or loss upon a subsequent sale of such common units. The amount of such capital gain or loss will be equal to the difference between the amount realized on the sale and the exercise price paid for such common units under the incentive unit option. Generally, if the common units are not held for that period, the participant will recognize ordinary taxable income upon disposition in an amount equal to the excess of the fair market value of the common units on the date of exercise over the exercise price paid for such common units, or, if less (and if the disposition is a transaction in which loss, if any, will be recognized), the gain on disposition. The excess of the fair market value of the common units received upon the exercise of an incentive unit option over the exercise price for such common units is an item of adjustment for the participant for purposes of the alternative minimum tax. Therefore, although no income is recognized upon exercise of an incentive stock option, the participant may be subject to alternative minimum tax as a result of the exercise.

Unit Appreciation Rights. The grant of a UAR will not result in taxable income to the participant and the individual’s employer will not be entitled to an income tax deduction. Upon exercise of a UAR, the participant will recognize ordinary taxable income equal to the difference between the fair market value of the common units underlying the UAR at the time of exercise and the fair market value of such units at the time of grant. The entity employing the participant will be entitled to an income tax deduction equal to the amount included in the participant’s ordinary income.

Restricted Units. The grant of restricted units does not result in taxable income to the participant if such restricted units are subject to a substantial risk of forfeiture at the time of grant. If the participant makes an election under Section 83(b) of the IRC within 30 days after the grant of the restricted units to him or her, he or she will immediately recognize ordinary taxable income in an amount equal to the excess of the fair market value of the common units at the time of transfer over the amount paid, if any, by the participant for the units, and the same amount is then deductible by the entity employing the participant. In addition, after the Section 83(b) election, the participant will be treated as a unitholder for tax purposes.

If the participant does not make a Section 83(b) election, the participant will recognize ordinary taxable income when the forfeiture restrictions lapse, in an amount equal to the excess of the fair market value of the common units on the date the forfeiture restrictions lapse over the amount paid, if any, for the common units, and the same amount is then deductible by the entity employing the participant. A participant that does not make a Section 83(b) election will not be treated as a unitholder for tax purposes until the forfeiture restrictions lapse.

Restricted Incentive Units. The grant of restricted incentive units does not result in taxable income to the participant. Following each vesting event, the participant will generally recognize ordinary taxable income at the time the participant receives the common units (or the cash equivalent thereof) free of any substantial risk of forfeiture, and the amount of such income will be equal to the fair market value of such common units at such time over the participant’s cost, if any, and the same amount is then deductible by the entity employing the participant.

Distribution Equivalent Rights. The grant of a DER will not result in taxable income to the participant and the individual’s employer will not be entitled to an income tax deduction. Upon a distribution with respect to a DER, the participant will recognize ordinary taxable income equal to the fair market value of any cash or common units received, and the same amount is then deductible by the entity employing the participant. DERs which are paid in respect of a restricted incentive unit are taxed (and are deductible) as additional compensation rather than dividend income.

Unit Awards. The grant of a unit award will result in taxable income upon the receipt of common units in satisfaction of the award, in an amount equal to the fair market value of the common units received, and the same amount is then deductible by the entity employing the participant.

Cash Awards. The amount paid to a participant in cash pursuant to a cash award will result in taxable income to the recipient at the time of payment, and the amount of such cash payment is then deductible by the entity employing the participant.

Withholding; Deductions. Generally, the participant’s ordinary income is subject to applicable withholding taxes, to the extent the participant is an employee. In general, a federal income tax deduction is allowed to the entity employing the participant in an amount equal to the ordinary income recognized by a participant with respect to awards under the Amended Company Plan; provided, that such amount constitutes an ordinary and necessary business expense, that such amount is reasonable, that such amount is not otherwise prohibited from being deductible under the IRC, and that the entity employing the participant satisfies any withholding obligation with respect to such income.

Internal Revenue Code Section 409A. Section 409A of the IRC generally provides that any deferred compensation arrangement must satisfy specific requirements, both in operation and in form, regarding (i) the timing of payment, (ii) the advance election of deferrals, and (iii) restrictions on changes to the time of payment. Failure to comply with Section 409A may result in the early taxation (plus interest) to the participant of deferred compensation and the imposition of a 20% penalty on the participant on such deferred amounts included in the participant’s income. Awards under the Amended Company Plan are structured in a manner intended to be exempt from or in compliance with Section 409A.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Our named executive officers are eligible to receive awards under the Current Plan and will be eligible to receive awards under the Amended Company Plan. The tables above under “Outstanding Equity Awards at Fiscal Year-End for Fiscal Year 2019” provide information concerning all outstanding equity awards made to a named executive officer as of December 31, 2019, including, but not limited to, awards made under the Current Plan. The number of common units that may be awarded under the Amended Company Plan for future grants is 10,218,762 as of December 1, 2020, assuming the Unit Increase and Amended Company Plan become effective. After the effectiveness of the Unit Increase and the expected issuance on January 1, 2021 of annual restricted unit awards to certain of our employees under the Amended Company Plan, the Company anticipates that approximately 25,200,000 common units will be available for future grants under the Amended Company Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Ownership of EnLink Midstream, LLC

The following table shows the beneficial ownership of the common units of the Company as of December 1, 2020 held by:

•each person who is known to the Company to beneficially own more than 5% of the common units of the Company (calculated in accordance with Rule 13d-3);

•all the directors of the Managing Member;

•each named executive officer of the Managing Member; and

•all the directors and executive officers of the Managing Member as a group.

The percentage of total common units of the Company beneficially owned is based on a total of 559,400,160 common units (including 69,227,452 common units, which reflects the as-exchanged amount of the 60,197,784 ENLC Class C Common Units held by Enfield) as of December 1, 2020.

Name of Beneficial Owner (1)	Common Units Beneficially Owned (2)	Percentage of Common Units Beneficially Owned (3)	ENLC Class C Common Units Beneficially Owned (2)	Percentage of ENLC Class C Common Units Beneficially Owned	Total Units Beneficially Owned (2)	Percentage of Total Units Beneficially Owned (4)
Global Infrastructure Investors III, LLC (5)	224,355,359	45.77%	—	—	224,355,359	40.11%
Enfield Holdings Advisors, Inc. (6)	—	—	60,197,784	100%	60,197,784	10.76%
Invesco Ltd. (7)	46,128,823	9.41%	—	—	46,128,823	8.25%
Barry E. Davis (8)	3,059,749	*	—	—	3,059,749	*
Pablo G. Mercado (9)	—	*	—	—	—	*
Benjamin D. Lamb	438,856	*	—	—	438,856	*
Alaina K. Brooks	156,542	*	—	—	156,542	*
Eric D. Batchelder (10)	170,884	*	—	—	170,884	*
Michael J. Garberding (11)	867,322	*	—	—	867,322	*
Kyle D. Vann	190,634	*	—	—	190,634	*
James C. Crain (12)	120,667	*	—	—	120,667	*
Leldon E. Echols	115,752	*	—	—	115,752	*
Deborah G. Adams	25,727	*		—	25,727	*
William J. Brilliant	—	*	—	—	—	*
Matthew C. Harris	—	*	—	—	—	*
Thomas W. Horton	—	*	—	—	—	*
James K. Lee	—	*	—	—	—	*
Christopher Ortega	—	*	—	—	—	*
All directors and executive officers as a group (13 persons)	4,107,927	*	—	—	4,107,927	*
____________________________
* Less than 1%

(1)Unless otherwise indicated, the beneficial owner has sole voting and dispositive power over all units listed. Unless otherwise indicated, the address of each beneficial owner is 1722 Routh Street, Suite 1300, Dallas, Texas 75201.
(2)Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of a security as to which that person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power of such security and as to which that person has the right to acquire beneficial ownership of such security within 60 days.
(3)The percentages reflected in the column below are based on a total of 490,172,708 common units.

(4)The percentages reflected in the column below are based on a total of 559,400,160 common units, which includes the units described in (3) above, and 69,227,452 common units, which reflects the as-exchanged amount of the 60,197,784 ENLC Class C Common Units held by Enfield, which owns the same number of Series B Preferred Units. The Series B Preferred Units are exchangeable into ENLC common units on a 1-for-1.15 basis, subject to certain adjustments. For this reason, the percentages in this column reflect the exchange of the Series B Preferred Units into ENLC common units. Upon any exchange of Series B Preferred Units into ENLC common units, an equal number of ENLC Class C Common Units will be canceled.
(5)Based solely on the Amendment No. 2 to the Schedule 13D filed with the Commission on February 5, 2019 by Global Infrastructure Investors III, LLC (“Global Investors”). Such filing indicates that Global Investors, Global Infrastructure GP III, L.P. (“Global GP”), GIP III Stetson Aggregator II, L.P. (“Aggregator II”), GIP III Stetson Aggregator I, L.P. (“Aggregator I”), and GIP III Stetson GP, LLC (“Stetson GP”) have shared voting and dispositive power with respect to 224,355,359 ENLC common units, and that GIP III Stetson II, L.P. (“Stetson II”) and GIP III Stetson I, L.P. (“Stetson I”) are the record holders of 108,859,690 and 115,495,669 ENLC common units, respectively. Global Investors is the sole general partner of Global GP, which is the general partner of each of Aggregator I and Aggregator II, which are the managing members of Stetson GP, which is the general partner of each of Stetson I and Stetson II. As a result, Global Investors, Global GP, Aggregator I, Aggregator II and Stetson GP may be deemed to share beneficial ownership of the ENLC common units beneficially owned by Stetson I and Stetson II. Adebayo Ogunlesi, Jonathan Bram, William Brilliant, Matthew Harris, Michael McGhee, Rajaram Rao, William Woodburn, Salim Samaha and Robert O’Brien, as the voting members of the Investment Committee of Global Investors, may be deemed to share beneficial ownership of the ENLC common units beneficially owned by Global Investors. Such individuals expressly disclaim any such beneficial ownership. The address of each of Global Investors, Global GP, Aggregator II, Aggregator I, Stetson GP, Stetson I, Stetson II, and Messrs. Ogunlesi, Bram, Brilliant, Harris, McGhee, Rao, Woodburn, Samaha, and O’Brien is c/o Global Infrastructure Management, LLC, 1345 Avenue of the Americas, 30th Floor, New York, New York 10105.
(6)Based solely on the Schedule 13D filed with the Commission on February 4, 2019 by Enfield Holdings Advisors, Inc. (“Enfield Holdings Advisors”), the Schedule 13D filed with the Commission on February 5, 2019 by The Goldman Sachs Group, Inc. (“GS Group”), and the Schedule 13D filed with the Commission on February 4, 2019 by TPG Advisors VII, Inc. (“TPG Advisors VII”). Such filings indicate that Enfield and Enfield Holdings Advisors, the general partner of Enfield, have shared voting and dispositive power with respect to the securities held by Enfield Holdings reported herein. The address of each of Enfield and Enfield Holdings Advisors in c/o TPG Global, LLC (“TPG Global”), 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102. Affiliates of the GS Group and affiliates of TPG Global each respectively hold 100 shares of common stock, and have appointed one of the two board members of, Enfield Holdings Advisors. TPG Advisors VII holds 100 shares of common stock, and has appointed one of the two board members, of Enfield Holdings Advisors. Because of the relationship of TPG Advisors VII to Enfield Holdings, TPG Advisors VII may be deemed to beneficially own the securities held by Enfield Holdings reported herein. Messrs. Bonderman and Coulter are sole shareholders of TPG Advisors VII. Because of the relationship of Messrs. Bonderman and Coulter to TPG Advisors VII, each of Messrs. Bonderman and Coulter may be deemed to beneficially own the securities held by Enfield Holdings reported herein. Messrs. Bonderman and Coulter disclaim beneficial ownership of the securities held by Enfield Holdings reported herein except to the extent of their pecuniary interest therein. The address of TPG Advisors VII and Messrs. Bonderman and Coulter is c/o TPG Global, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102. GS Group, Goldman Sachs & Co. LLC (“Goldman Sachs”), West Street International Infrastructure Partners III, L.P. (“WS International”), West Street European Infrastructure Partners III, L.P. (“WS European”), West Street Global Infrastructure Partners III, L.P. (“WS Global”), Broad Street Principal Investments, L.L.C. (“BS Principal”), West Street Energy Partners Offshore - B AIV-1, L.P. (“WS Offshore B”), West Street Energy Partners AIV-1, L.P. (“WS AIV”), West Street Energy Partners Offshore AIV-1, L.P. (“WS Offshore AIV”), West Street Energy Partners Offshore Holding - B AIV-1, L.P. (“WS Holdings B”), Broad Street Infrastructure Advisors III, L.L.C. (“BS Infrastructure”), and Broad Street Energy Advisors AIV-1, L.L.C. (“BS Energy AIV,” and together with the GS Group, Goldman Sachs, WS International, WS European, WS Global, BS Principal, WS Offshore B, WS AIV, WS Offshore AIV, WS Holdings B, and BS Infrastructure, the “GS Entities”) are the direct or indirect beneficial owners of WSIP Egypt Holdings, LP (“WSIP”) and WSEP Egypt Holdings, LP (“WSEP”), which hold 100 shares of common stock, and have appointed one of the two directors, of Enfield Holdings Advisors. Because of the relationship by and between the GS Entities, WSIP and WSEP on the one hand and Enfield Holdings on the other hand, the GS Entities, WSIP and WSEP may be deemed to share beneficial ownership of the securities held by Enfield Holdings reported herein. The address of each of the GS Entities, WSIP and WSEP is 200 West Street New York, NY 10282-2198. Additionally, as of February 1, 2019, GS Group and Goldman Sachs may be deemed to share beneficial ownership of 695,632 ENLC common units acquired by Goldman Sachs or another wholly-owned broker or dealer subsidiary of GS Group in ordinary course trading activities, and 3,186 ENLC common units held in client accounts with respect to which Goldman Sachs or another wholly-owned subsidiary of GS Group or their employees have investment discretion.
(7)Based solely on the Schedule 13G filed with the Commission on November 16, 2020 by Invesco Ltd. (“Invesco”). Such filing indicates that Invesco has sole voting and dispositive power with respect to 46,128,823 ENLC common units. The address of Invesco is 1555 Peachtree Street NE, Suite 1800, Atlanta, GA 30309.

(8)Of these ENLC common units, 1,101,424 are held by MK Holdings, LP, a family limited partnership, which Mr. Davis controls, and Mr. Davis disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.
(9)On July 13, 2020, Mr. Mercado was appointed Executive Vice President and Chief Financial Officer and was awarded restricted incentive units at the time of his appointment, which are scheduled to vest on July 13, 2023.
(10)On July 13, 2020, Mr. Batchelder departed from his position as Executive Vice President and Chief Financial Officer. The units listed reflect Mr. Batchelder’s ownership of ENLC common units at the time of his departure.
(11)In August 2019, Mr. Garberding departed from his position as President and Chief Executive Officer. In September 2019, Mr. Garberding left the Company. The units listed reflect Mr. Garberding’s ownership of ENLC common units at the time of his departure.
(12)Of these ENLC common units, 1,000 are held by the James C. Crain Trust, Mr. James C. Crain as trustee, for the benefit of Mr. Crain’s children, and Mr. Crain disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

GIP’s Pledge of Equity Interests in ENLC and the Managing Member

GIP has pledged all of the equity interests that it owns in ENLC and the Managing Member to its lenders as security under a secured credit facility entered into by a GIP entity in connection with the GIP Transaction (the “GIP Credit Facility”). Although we are not a party to this credit facility, if GIP were to default under the GIP Credit Facility, GIP’s lenders could foreclose on the pledged equity interests. Any such foreclosure on GIP’s interest would result in a change of control of the Managing Member and would allow the new owner to replace the board of directors and officers of the Managing Member with its own designees and to control the decisions taken by the board of directors and officers.

MISCELLANEOUS

Where You Can Find Additional Information

We electronically file or furnish annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to such reports pursuant to Section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, with the Commission. You can obtain this information and a copy of this Information Statement without charge from the Commission’s website at www.sec.gov or upon written or oral request to:

EnLink Midstream, LLC
1722 Routh Street, Suite 1300
Dallas, Texas 75201
Attention: Investor Relations
Phone: (214) 953-9500

You can also obtain certain of these documents and a copy of this Information Statement at our website, www.enlink.com. Information contained on our website is expressly not incorporated by reference into this Information Statement.

Other Business

The Managing Member knows of no matters other than those described in this Information Statement that have been approved or considered by the Consenting Majority Unitholders, other than as described in the Information Statement on Schedule 14C filed by the Company with the Commission on December 8, 2020.

Unitholders Sharing an Address

We will deliver only one copy of this Information Statement to multiple unitholders sharing an address unless we have received contrary instructions from one or more of the unitholders. Furthermore, we undertake to deliver promptly, upon written or oral request, a separate copy of this Information Statement to a unitholder at a shared address to which a single copy of this Information Statement is delivered. A unitholder can notify us that the unitholder wishes to receive a separate copy of this Information Statement by contacting us at: EnLink Midstream, LLC, 1722 Routh Street, Suite 1300, Dallas, Texas 75201, Attention: Investor Relations, or by calling (214) 953-9500. Conversely, if multiple unitholders sharing an address receive multiple Information Statements and wish to receive only one, such unitholders can notify us at the address or phone number set forth above.

ANNEX A

Amended Company Plan

ENLINK MIDSTREAM, LLC
2014 LONG-TERM INCENTIVE PLAN
(As Amended and Restated Effective December 28, 2020)

2.36 Unit Award	A-7
2.37 Unit Distribution Right	A-7
2.38 Units	A-7
2.39 Voting Stock	A-8
2.40 Working Group	A-8
2.41 Working Subsidiary	A-8
ARTICLE III. PLAN ADMINISTRATION	A-8
3.1 Plan Administrator	A-8
3.2 Authority of Administrator	A-8
3.3 Discretionary Authority	A-9
3.4 Liability; Indemnification	A-9
ARTICLE IV. UNITS SUBJECT TO THE PLAN	A-9
4.1 Available Units	A-9
4.2 Adjustments for Recapitalizations and Reorganizations	A-9
4.3 Adjustments for Awards	A-10
ARTICLE V. ELIGIBILITY	A-10
ARTICLE VI. FORM OF AWARDS	A-11
ARTICLE VII. OPTIONS	A-11
7.1 General	A-11
7.2 Terms and Conditions of Options	A-11
7.3 Restrictions Relating to Incentive Unit Options	A-11
7.4 Additional Terms and Conditions	A-11
7.5 Exercise of Options	A-12
ARTICLE VIII. UNIT APPRECIATION RIGHTS	A-12
8.1 General	A-12
8.2 Right to Payment	A-12
8.3 Rights Related to Options	A-12
8.4 Right Without Option	A-12
8.5 Terms	A-13
ARTICLE IX. RESTRICTED UNITS	A-13
9.1 General	A-13
9.2 Restriction Period	A-13
9.3 UDRs	A-13
9.4 Other Terms and Conditions	A-13
9.5 Payment for Restricted Units	A-14
9.6 Miscellaneous	A-14
ARTICLE X. RESTRICTED INCENTIVE UNITS	A-14
10.1 General	A-14
10.2 Restriction Period	A-14
10.3 DERs	A-14
10.4 Other Terms and Conditions	A-14

ARTICLE XI. UNIT AWARDS	A-14
11.1 General; Terms and Conditions	A-14
11.2 Bonus Units and Awards in Lieu of Obligations	A-14
ARTICLE XII. CASH AWARDS; DERS	A-15
12.1 General; Terms and Conditions	A-15
12.2 DERs	A-15
ARTICLE XIII. PERFORMANCE AWARDS	A-15
13.1 General	A-15
13.2 Performance Awards	A-15
ARTICLE XIV. CHANGE OF CONTROL	A-16
14.1 Definition of Change of Control	A-16
14.2 Effect on Outstanding Awards	A-16
14.3 Change of Control Price	A-17
14.4 Impact of Corporate Events on Awards Generally	A-17
ARTICLE XV. AMENDMENT AND TERMINATION	A-17
15.1 Plan Amendment and Termination	A-17
15.2 Award Amendment	A-18
ARTICLE XVI. MISCELLANEOUS	A-18
16.1 Award Agreements and Termination of Employment	A-18
16.2 Stand-Alone, Additional, Tandem, and Substitute Awards	A-18
16.3 Listing Conditions	A-18
16.4 Additional Conditions	A-19
16.5 Transferability	A-19
16.6 Withholding Taxes	A-20
16.7 No Fractional Units	A-20
16.8 Notices	A-20
16.9 Binding Effect	A-21
16.10 Severability	A-21
16.11 No Restriction of Corporate Action	A-21
16.12 Governing Law	A-21
16.13 No Right, Title or Interest in Company Assets	A-21
16.14 Risk of Participation	A-21
16.15 Section 409A of the Code	A-21
16.16 No Guarantee of Tax Consequences	A-21
16.17 Continued Employment or Service	A-21
16.18 Miscellaneous	A-22

ENLINK MIDSTREAM, LLC
2014 LONG-TERM INCENTIVE PLAN
(As Amended and Restated Effective December 28, 2020)

ARTICLE I.
ESTABLISHMENT AND PURPOSE

1.1    Establishment. The EnLink Midstream, LLC 2014 Long-Term Incentive Plan (the “Plan”) established as of February 5, 2014, and most-recently amended and restated as of March 31, 2020, is hereby amended and restated, effective as of the Effective Date (as defined below). Capitalized terms used herein without definition shall have the respective meanings assigned to them in Article II.

1.2    Purpose. The purposes of the Plan are to attract able persons to enter the employ of the Company, to encourage Employees and Consultants to remain in the employ or service of the Company and to provide motivation to Employees and Consultants to put forth maximum efforts toward the continued growth, profitability, and success of the Company, by providing incentives to such persons through the ownership and/or performance of the Units of EnLink Midstream. A further purpose of the Plan is to provide a means through which the Company may attract able persons to become directors of the EnLink Manager and to provide such individuals with incentive and reward opportunities. Toward these objectives, Awards may be granted under the Plan to Employees, Consultants and Outside Directors on the terms and subject to the conditions set forth in the Plan.

ARTICLE II.
DEFINITIONS

2.1    Affiliate. “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. With respect to an Incentive Unit Option, “Affiliate” means a “parent corporation” or a “subsidiary corporation” of EnLink Midstream, as those terms are defined in Sections 424(e) and (f) of the Code.

2.2    Award. “Award” means an award granted to a Participant in the form of an Option, UAR, Restricted Unit Award, Restricted Incentive Unit, Unit Award, Cash Award, or Performance Award and includes, as appropriate, any tandem DERs granted with respect to an Award (other than a Restricted Unit, Option, or UAR). All Awards shall be granted by, confirmed by, and subject to the terms of, an Award Agreement.

2.3    Award Agreement. “Award Agreement” means a written agreement between EnLink Midstream and a Participant that sets forth the terms, conditions, restrictions, and/or limitations applicable to an Award.

2.4    Board. “Board” means the Board of Directors of the EnLink Manager, the managing member of EnLink Midstream.

2.5    Cash Award. “Cash Award” means an Award denominated and payable in cash.

2.6    Cause. “Cause” means, except as otherwise provided in an Award Agreement, (i) Participant has failed to perform the duties assigned to him and such failure has continued for thirty (30) days following delivery by the Company of written notice to Participant of such failure, (ii) Participant has been convicted of a felony or misdemeanor involving moral turpitude, (iii) Participant has engaged in acts or omissions against the Company constituting dishonesty, breach of fiduciary obligation, or intentional wrongdoing or misfeasance, (iv) Participant has acted intentionally or in bad faith in a manner that results in a material detriment to the assets, business or prospects of the Company, or (5) Participant has breached any obligation under the Plan or Award Agreement.

2.7    Change of Control. “Change of Control” shall have the meaning set forth in Section 14.1.

2.8    Code. “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

2.9    Committee. “Committee” means (1) with respect to the application of this Plan to Employees and Consultants, the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board to administer the Plan, which committee shall consist of two or more non-employee directors, each of whom is a “non-employee director” under Rule 16b-3 of the Exchange Act, and (2) with respect to the application of this Plan to an Outside Director, the Board. To the extent that no Committee exists that has the authority to administer the Plan, or to the extent the Board so elects, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3, such noncompliance with such requirements shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

2.10    Company. “Company” means EnLink Midstream and its Affiliates.

2.11    Consultant. “Consultant” means an individual performing services for EnLink Midstream or an Affiliate who is treated for tax purposes as an independent contractor at the time of performance of the services.

2.12    Distribution Equivalent Right. “Distribution Equivalent Right” or “DER” means a contingent right, granted alone or in tandem with a specific Award (other than a Restricted Unit, Option or UAR) under Section 12.2, to receive with respect to each Unit subject to the Award an amount in cash, Units, and/or Restricted Incentive Units, as determined by the Committee in its sole discretion, equal in value to the distributions made by the Company with respect to a Unit during the period such Award is outstanding.

2.13    Effective Date. “Effective Date” means December 28, 2020, which is the date this Plan, as hereby amended and restated, becomes effective.

2.14    Employee. “Employee” means an employee of the Company; provided, however, that the term Employee does not include an Outside Director or a Consultant.

2.15    EnLink Manager. “EnLink Manager” means EnLink Midstream Manager, LLC, a Delaware limited liability company, and any successor thereto.

2.16    EnLink Midstream. “EnLink Midstream” means EnLink Midstream, LLC, a Delaware limited liability company, and any successor thereto.

2.17    Exchange Act. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.18    Fair Market Value. “Fair Market Value” means the closing sales price of a Unit on the applicable date (or if there is no trading in the Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event the Units are not publicly traded at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee and in compliance with Section 409A or 422 of the Code, as applicable.

2.19    GIP. “GIP” means Global Infrastructure Partners III-A/B, L.P., Global Infrastructure Partners III-C Intermediate, L.P., Global Infrastructure Partners III-C2 Intermediate, L.P., Global Infrastructure Partners II-C Stetson AIV, L.P. and each of their Affiliates, and any funds, partnerships, or other investment vehicles managed by Global Infrastructure Management, LLC or their Affiliates (including in each case, any portfolio companies of such entities).

2.20    Grant Date. “Grant Date” means the date an Award is granted by the Committee.

2.21    Incentive Unit Option. “Incentive Unit Option” means an Option that is intended to meet the requirements of Section 422(b) of the Code.

2.22    Nonqualified Unit Option. “Nonqualified Unit Option” means an Option that is not an Incentive Unit Option.

2.23    Option. “Option” means an option to purchase Units granted to a Participant pursuant to Article VII. An Option may be either an Incentive Unit Option or a Nonqualified Unit Option, as determined by the Committee.

2.24    Outside Director. “Outside Director” means a “non-employee director” of the EnLink Manager, as defined in Rule 16b-3.

2.25    Participant. “Participant” means an Employee, Consultant or Outside Director to whom an Award has been granted under the Plan.

2.26    Performance Award. “Performance Award” means an Award made pursuant to this Plan to a Participant, which Award is subject to the attainment of one or more Performance Goals.

2.27    Performance Goal. “Performance Goal” means a standard established by the Committee, to determine in whole or in part whether a Performance Award shall be earned.

2.28    Person. “Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof, or other entity.

2.29    Plan. “Plan” means this EnLink Midstream, LLC 2014 Long-Term Incentive Plan, as hereby amended and restated effective as of the Effective Date, and as hereafter amended from time to time.

2.30    Prior Plan. “Prior Plan” means the applicable version of the EnLink Midstream, LLC 2014 Long-Term Incentive Plan, as in effect at the applicable time prior to its amendment and restatement on the Effective Date.

2.31    Restricted Incentive Unit. “Restricted Incentive Unit” means a notional Unit granted under the Plan pursuant to Article X which, upon vesting, entitles the Participant to receive, at the time of settlement, a Unit or an amount of cash equal to the Fair Market Value of a Unit, as determined by the Committee in its sole discretion.

2.32    Restricted Unit. “Restricted Unit” means a Unit granted to a Participant pursuant to Article IX, which is subject to such restrictions as may be determined by the Committee. Restricted Units shall constitute issued and outstanding Units for all corporate purposes.

2.33    Restriction Period. “Restriction Period” means the period established by the Committee at the time of a grant of an Award during which an Award shall be fully or partially forfeitable.

2.34    Rule 16b-3. “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

2.35    Unit Appreciation Right. “Unit Appreciation Right” or “UAR” means a contingent right granted under the Plan pursuant to Article VIII that entitles the holder to receive, in cash or Units, as determined by the Committee in its sole discretion, an amount equal to the excess of the Fair Market Value of a Unit on the exercise date of the Unit Appreciation Right (or another specified date) over the exercise price of the Unit Appreciation Right.

2.36    Unit Award. “Unit Award” means an Award of one or more vested Units granted under Article XI.

2.37    Unit Distribution Right. “Unit Distribution Right” or “UDR” means a distribution made by the Company with respect to a Restricted Unit.

2.38    Units. “Units” means the units, $.01 par value per Unit, of EnLink Midstream, or any units or other securities of EnLink Midstream hereafter issued or issuable in substitution or exchange for the Units.

2.39    Voting Stock. “Voting Stock” of any specified Person as of any date means the capital stock (or comparable equity securities) of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors (or comparable governing body) of such Person.

2.40    Working Group. “Working Group” means EnLink Midstream, the Partnership, EnLink Midstream GP, LLC and EnLink Manager.

2.41    Working Subsidiary. “Working Subsidiary” means with respect to any Working Group member (i) in the case of a corporation, any corporation of which an applicable Working Group member directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation and (ii) in the case of a partnership, limited liability company, or other business entity not organized as a corporation, any such business entity of which an applicable Working Group member (A) directly or indirectly owns more than 50% of the voting, capital or profits interests (whether in the form of partnership interests, membership interests, or otherwise) or (B) has the power to elect or direct the election of directors with a majority of the voting power of the board of directors (or other governing body) of such partnership, limited liability company, or other business entity or the sole member or managing member of such partnership, limited liability company, or other business entity, as applicable.

ARTICLE III.
PLAN ADMINISTRATION

3.1    Plan Administrator. The Plan shall be administered by the Committee. The Committee may, subject to applicable law, delegate some or all of its power to the Chief Executive Officer or other executive officers of the Company as the Committee deems appropriate; provided, that in no event shall the Committee delegate its power with regard to the selection for participation in the Plan of an officer or other Person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing, or amount of an Award to such an officer or other Person.

3.2    Authority of Administrator. The Committee shall have total and exclusive responsibility to control, operate, manage, and administer the Plan in accordance with its terms. The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, but subject to the limitation that none of the enumerated powers of the Committee shall be deemed to include any action that would intentionally cause a tax to be imposed on a Participant pursuant to Section 409A of the Code, the Committee shall have the exclusive right to: (i) interpret the Plan and the Award Agreements; (ii) determine eligibility for participation in the Plan; (iii) decide all questions concerning eligibility for, and the amount of, Awards granted under the Plan; (iv) construe any ambiguous provision of the Plan or any Award Agreement; (v) prescribe the form of the Award Agreements embodying Awards granted under the Plan; (vi) correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement; (vii) issue administrative guidelines as an aid to administering the Plan and make changes in such guidelines as the Committee from time to time deems proper; (viii) make regulations for carrying out the Plan and make changes in such regulations as the Committee from time to time deems proper; (ix) determine whether Awards should be granted singly or in combination; (x) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions, and limitations; (xi) accelerate the exercise, vesting, or payment of an Award when such action or actions would be in the best interests of the Company; (xii) grant Awards in replacement of Awards previously granted under the Plan or any other employee benefit plan of the Company; and (xiii) take any and all other actions the Committee deems necessary or advisable for the proper operation or administration of the Plan. Notwithstanding anything herein to the contrary, except in connection with a corporate transaction involving the Company as provided in Section 4.2 (including, without limitation, any distribution, unit split, extraordinary cash distribution, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of Units), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or UARs or cancel, exchange, substitute, buyout or surrender outstanding Options or UARs in exchange for cash, other awards or Options with an exercise price that is less than the exercise price of the original Options or UARs without unitholder approval. It is acknowledged that the references in the Prior Plan to Section 162(m) of the Code relate to the qualified performance-based compensation rules thereunder, which rules are no longer in effect as a result of the Tax Cuts and Jobs Act, which was signed into law on December 22, 2017 (other than with respect to certain limited grandfathering relief thereunder), it being understood that any outstanding Awards granted under the Prior Plan that are intended to comply with the qualified performance-based compensation rules of Section 162(m) of the Code shall continue to be administered in accordance with the provisions in the Prior Plan relating to Section 162(m) of the Code.

3.3    Discretionary Authority. The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan, including, without limitation, its construction of the terms of the Plan and its determination of eligibility for participation and Awards under the Plan. The decisions of the Committee and its actions with respect to the Plan shall be final, conclusive, and binding on all Persons having or claiming to have any right or interest in or under the Plan, including Participants and their respective estates, beneficiaries, and legal representatives.

3.4    Liability; Indemnification. No member of the Committee nor any Person to whom authority has been delegated, shall be personally liable for any action, interpretation, or determination made in good faith with respect to the Plan or Awards granted hereunder, and each member of the Committee (or delegate of the Committee) shall be fully indemnified and protected by EnLink Midstream with respect to any liability he or she may incur with respect to any such action, interpretation, or determination, to the extent permitted by applicable law.

ARTICLE IV.
UNITS SUBJECT TO THE PLAN

4.1    Available Units. As of the time of the merger contemplated by that certain Agreement and Plan of Merger, dated as of October 21, 2018 (the “Merger Agreement”), by and among EnLink Midstream, EnLink Midstream Partners, LP (the “Partnership”) and certain other parties thereto, became effective (the “EnLink Effective Time”), EnLink Midstream assumed all obligations under the EnLink Midstream GP, LLC Long-Term Incentive Plan, as amended and restated (the “ENLK Plan”). In connection with such assumption of the ENLK Plan, the remaining common units representing limited partner interests in the Partnership available for grant under the ENLK Plan (as rolled-over into Units pursuant to the terms of the Merger Agreement (the “Rollover Units”)) were included among the Units available for grant of Awards under the Plan. Accordingly, the maximum number of Units that shall be available for grant of Awards under the Plan shall not exceed a total of 41,116,046 Units, which equals: (a) the sum of (i) the 17,700,000 Units made available in connection with that certain prior amendment and restatement of the Plan effective as of January 20, 2019, and (ii) the additional 20,000,000 Units made available in connection with this amendment and restatement of the Plan effective as of the Effective Date (collectively, the “Standard Units”), plus (b) the 3,416,046 Rollover Units which became available as of the EnLink Effective Time, in each case, subject to adjustment as provided in Sections 4.2 and 4.3. For periods on and after the EnLink Effective Time, the Committee shall keep separate records of the Rollover Units and the Standard Units for purposes of the relevant New York Stock Exchange rules. All Units available for issuance hereunder may be issued as Incentive Unit Options.

4.2    Adjustments for Recapitalizations and Reorganizations.

(a)    The Units with respect to which Awards may be granted under the Plan are Units as presently constituted, but if, and whenever, prior to the expiration or satisfaction of an Award theretofore granted, EnLink Midstream shall effect a subdivision or consolidation of Units or the payment of a distribution on Units in the form of EnLink Midstream Units without receipt of consideration by EnLink Midstream, the number of Units with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding Units, shall be proportionately increased, and, if applicable, the exercise price per Unit shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding Units, shall be proportionately reduced, and, if applicable, the exercise price per Unit shall be proportionately increased.

(b)    If EnLink Midstream recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of an Award theretofore granted the Participant shall be entitled to (or entitled to purchase, if applicable) under such Award, in lieu of the number of Units then covered by such Award, the number and class of units or other securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Participant had been the holder of record of the number of Units then covered by such Award.

(c)    In the event of changes in the outstanding Units by reason of a reorganization, merger, consolidation, combination, separation (including a spin-off or other distribution of Units or property), exchange, or other relevant change in capitalization occurring after the Grant Date of any Award and not otherwise provided for by this Section 4.2, any outstanding Awards and any Award Agreements evidencing such Awards shall be subject to adjustment by the Committee in its absolute discretion as to the number, price and kind of units or other consideration subject to, and other terms of, such Awards to reflect such changes in the outstanding Units.

(d)    In the event of any changes in the outstanding Units provided for in this Section 4.2, the aggregate number of Units available for grant of Awards under the Plan shall be equitably adjusted by the Committee, whose determination shall be conclusive. Any adjustment provided for in this Section 4.2 shall be subject to any required unitholder action.

4.3    Adjustments for Awards. The Committee shall have full discretion to determine the manner in which Units available for grant of Awards under the Plan are counted. Without limiting the discretion of the Committee under this Section 4.3, unless otherwise determined by the Committee, the following rules shall apply for the purpose of determining the number of Units available for grant of Awards under the Plan:

(a)    Unit-Based Awards. The grant of Awards other than Awards settled in cash shall reduce the number of Units available for grant of Awards under the Plan by the number of Units subject to such Award.

(b)    Termination. If any Award referred to in paragraph (a) above is canceled or forfeited, or terminates, expires or lapses for any reason, the Units then subject to such Award shall again be available for grant of Awards under the Plan.

(c)    Payment of Exercise Price and Withholding Taxes. If previously acquired Units are used to pay the exercise price of an Award or Units are withheld in payment of such exercise price, the number of Units available for grant of Awards under the Plan shall be increased by the number of Units delivered as payment of such exercise price. If previously acquired Units are used to pay withholding taxes payable upon exercise, vesting, or payment of an Award, or Units that would be acquired upon exercise, vesting, or payment of an Award are withheld to pay withholding taxes payable upon exercise, vesting, or payment of such Award, the number of Units available for grant of Awards under the Plan shall be increased by the number of Units delivered or withheld as payment of such withholding taxes. For purposes of this Section 4.3(c), if any Units delivered or withheld could not again be available for Awards to a particular Participant under any applicable law or regulation, such Units shall be available exclusively for Awards to Participants who are not subject to such limitation.

(d)    Fractional Units. If any such adjustment would result in a fractional security being (i) available under the Plan, such fractional security shall be disregarded or (ii) subject to an Award, EnLink Midstream shall pay the holder of such Award, in connection with the applicable vesting, exercise, or settlement of such Award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (x) the fraction of such security (rounded to the nearest hundredth) by (y) the excess, if any, of the Fair Market Value on the vesting, exercise, or settlement date over the exercise price, if any, of such Award.

ARTICLE V.
ELIGIBILITY

All Employees, Consultants, and Outside Directors are eligible to participate in the Plan. The Committee shall recommend, from time to time, that Awards be granted to those Employees, Consultants, and Outside Directors who, in the opinion of the Committee, can further the Plan purposes. Once an Employee, Consultant, or Outside Director is recommended for an Award by the Committee, the Committee shall determine the type and size of Award to be granted to such Employee, Consultant, or Outside Director, as a Participant, and shall establish in the related Award Agreement the terms, conditions, restrictions, and/or limitations applicable to the Award, in addition to those set forth in the Plan and the administrative rules and regulations, if any, established by the Committee.

ARTICLE VI.
FORM OF AWARDS

Awards may, at the Committee’s sole discretion, be granted under the Plan in the form of Options, UARs, Restricted Unit Awards, Restricted Incentive Units, Unit Awards, Cash Awards, Performance Awards, or a combination thereof. All Awards shall be subject to the terms, conditions, restrictions, and limitations of the Plan. The Committee may, in its absolute discretion, subject any Award to such other terms, conditions, restrictions, and/or limitations (including, but not limited to, the time and conditions of exercise, vesting, or payment of an Award, restrictions on transferability of any Units issued or delivered pursuant to an Award, and forfeiture of Awards in the event of termination of employment by the Participant, or termination of the Participant’s service relationship with the Company); provided, they are not inconsistent with the terms of the Plan. Awards under a particular Article of the Plan need not be uniform, and Awards under more than one Article of the Plan may be combined into a single Award Agreement. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant.

ARTICLE VII.
OPTIONS

7.1    General. Awards may be granted to Employees, Consultants, and Outside Directors in the form of Options. Options granted under the Plan may be Incentive Unit Options or Nonqualified Unit Options, or a combination of both; provided, however, that Incentive Unit Options may be granted only to Employees.

7.2    Terms and Conditions of Options. An Option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which a Unit may be purchased upon exercise of an Option shall be determined by the Committee, but such exercise price shall not be less than 100% of the Fair Market Value per Unit on the Grant Date. Except as otherwise provided in Section 7.3, the term of each Option shall be as specified by the Committee; provided, however, that, no Options shall be exercisable later than ten years from the Grant Date. Options may be granted with respect to Restricted Units or Units that are not Restricted Units, as determined by the Committee in its absolute discretion. In no event shall an Award of Options include any right to receive distributions or DERs in connection with the Units that are subject to such Options or with respect to periods occurring prior to the exercise of such Options.

7.3    Restrictions Relating to Incentive Unit Options. Options granted in the form of Incentive Unit Options (including any UAR in tandem therewith) shall, in addition to being subject to the terms and conditions of Section 7.2, comply with Section 422(b) of the Code. Accordingly, no Incentive Unit Options shall be granted later than ten years from the date of adoption of the Plan by the Board. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Unit Option is granted) of Units with respect to which Incentive Unit Options are exercisable for the first time by an individual during any calendar year under all incentive unit option plans of EnLink Midstream and its Affiliates exceeds $100,000, such excess Incentive Unit Options shall be treated as Nonqualified Unit Options. The Committee shall determine, in accordance with the applicable provisions of the Code, which of a Participant’s Incentive Unit Options will not constitute Incentive Unit Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. The price at which a Unit may be purchased upon exercise of an Incentive Unit Option shall be determined by the Committee, but such exercise price shall not be less than 100% of the Fair Market Value of a Unit on the Grant Date. No Incentive Unit Option shall be granted to an Employee under the Plan if, at the time such Option is granted, such Employee owns Units possessing more than 10% of the total combined voting power of all classes of units of EnLink Midstream or an Affiliate, within the meaning of Section 422(b)(6) of the Code, unless (i) on the Grant Date of such Option, the exercise price of such Option is at least 110% of the Fair Market Value of the Units subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the Grant Date of the Option.

7.4    Additional Terms and Conditions. The Committee may subject any Award of Options to such other terms, conditions, restrictions, and/or limitations as it determines are necessary or appropriate; provided, that they are not inconsistent with the Plan.

7.5    Exercise of Options. Subject to the terms and conditions of the Plan, Options shall be exercised by the delivery of a written notice of exercise to EnLink Midstream, setting forth the number of Units with respect to which the Option is to be exercised, accompanied by full payment for such Units.

(a)    Upon exercise of an Option, the exercise price of the Option shall be payable to EnLink Midstream in full either: (i) in cash or an equivalent acceptable to the Committee, or (ii) in the absolute discretion of the Committee and in accordance with any applicable administrative guidelines established by the Committee, by tendering one or more previously acquired nonforfeitable Units that have been owned by the Participant or by reducing the number of Units issuable upon exercise of the Option, in either case having an aggregate Fair Market Value at the time of exercise equal to the total exercise price (including an actual or deemed multiple series of exchanges of such Units), or (iii) in a combination of the forms of payment specified in clauses (i) and (ii) above.

(b)    From and after such time as EnLink Midstream registers the Units under Section 12 of the Exchange Act, payment of the exercise price of an Option may also be made, in the absolute discretion of the Committee, by delivery to EnLink Midstream or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Units with respect to which the Option is exercised and deliver the sale or margin loan proceeds directly to EnLink Midstream to pay the exercise price and any required withholding taxes.

(c)    As soon as reasonably practicable after receipt of written notification of exercise of an Option and full payment of the exercise price and any required withholding taxes, EnLink Midstream shall deliver to the Participant, in the Participant’s name, a unit certificate or certificates in an appropriate amount based upon the number of Units purchased under the Option.

ARTICLE VIII.
UNIT APPRECIATION RIGHTS

8.1    General. Awards may be granted to Employees, Consultants, and Outside Directors in the form of UARs. UARs shall be awarded in such numbers and at such times as the Committee shall determine.

8.2    Right to Payment. A UAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of ii) the Fair Market Value of one Unit on the date of exercise over iii) the exercise price of the UAR on the Grant Date as determined by the Committee; provided that, such exercise price shall not be less than Fair Market Value of one Unit on the Grant Date.

8.3    Rights Related to Options. A UAR granted pursuant to an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount computed pursuant to Section 8.3(b). That Option shall then cease to be exercisable to the extent surrendered. UARs granted in connection with an Option shall be subject to the terms of the Award Agreement governing the Option, which shall comply with the following provisions in addition to those applicable to Options:

(a)    A UAR granted in connection with an Option shall be exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferable.

(b)    Upon the exercise of a UAR related to an Option, a Participant shall be entitled to receive payment from the Company of an amount determined by multiplying: (i) the difference obtained by subtracting the exercise price with respect to a Unit specified in the related Option from the Fair Market Value of a Unit on the date of exercise of the UAR, by (ii) the number of Units as to which that UAR has been exercised.

8.4    Right Without Option. A UAR granted independent of an Option shall be exercisable as determined by the Committee and set forth in the Award Agreement governing the UAR, which Award Agreement shall comply with the following provisions:

(a)    Each Award Agreement shall state the total number of Units to which the UAR relates.

(b)    Each Award Agreement shall state the time or periods in which the right to exercise the UAR or a portion thereof shall vest and the number of Units for which the right to exercise the UAR shall vest at each such time or period.

(c)    Each Award Agreement shall state the date at which the UARs shall expire if not previously exercised.

(d)    Each UAR shall entitle a Participant, upon exercise thereof, to receive payment of an amount determined by multiplying: (i) the difference obtained by subtracting the Fair Market Value of a Unit on the Grant Date of the UAR from the Fair Market Value of a Unit on the date of exercise of that UAR, by (ii) the number of Units as to which the UAR has been exercised.

8.5    Terms. Except as otherwise provided herein, the Committee shall determine at the Grant Date or thereafter, the time or times at which and the circumstances under which a UAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Units will be delivered or deemed to be delivered to Participants, whether or not a UAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any UAR. Subject to Section 409A of the Code, UARs may be either freestanding or in tandem with other Awards. In no event shall an Award of UARs include any right to receive distributions or DERs in connection with the Units that are subject to such UARs or with respect to periods occurring prior to the exercise of such UARs.

ARTICLE IX.
RESTRICTED UNITS

9.1    General. Awards may be granted to Employees, Consultants, and Outside Directors in the form of Restricted Units. Restricted Units shall be awarded in such numbers and at such times as the Committee shall determine.

9.2    Restriction Period. At the time an Award of Restricted Units is granted, the Committee shall establish the Restriction Period applicable to such Restricted Units. Each Award of Restricted Units may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Award of Restricted Units shall not be changed except as permitted by Article IV or Section 9.4 of this Article.

9.3    UDRs. To the extent provided by the Committee, in its discretion, a grant of Restricted Units may provide that the distributions made by the Company with respect to the Restricted Units shall be subject to the same forfeiture and other restrictions as the Restricted Unit and, if restricted, such distributions shall be held, without interest, until the Restricted Unit vests or is forfeited with the UDR being paid or forfeited at the same time, as the case may be. In addition, the Committee may provide that such distributions be used to acquire additional Restricted Units for the Participant. Such additional Restricted Units may be subject to such vesting and other terms as the Committee may prescribe. Absent such a restriction on the UDRs in the Award Agreement, UDRs shall be paid to the holder of the Restricted Unit without restriction at the same time as cash distributions are paid by the Company to its unitholders. Notwithstanding the foregoing, UDRs shall only be paid in a manner that is either exempt from or in compliance with the requirements under Section 409A of the Code.

9.4    Other Terms and Conditions. Restricted Units awarded to a Participant under the Plan shall be represented by a unit certificate registered in the name of the Participant or, at the option of EnLink Midstream, in the name of a nominee of EnLink Midstream. Unless otherwise provided in the Award Agreement, a Participant to whom Restricted Units have been awarded shall have the right to vote the Restricted Units and to enjoy all other unitholder rights with respect thereto, except that: (a) the Participant shall not be entitled to possession of the unit certificate representing the Restricted Units until the Restriction Period has expired; (b) EnLink Midstream shall retain custody of the Restricted Units during the Restriction Period; (c) the Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the Restricted Units during the Restriction Period; and (d) a breach of the terms and conditions established by the Committee pursuant to the Award of the Restricted Units shall cause a forfeiture of the Restricted Units. At the time of an Award of Restricted Units, the Committee may, in its absolute discretion, prescribe additional terms, conditions, restrictions, and/or limitations applicable to the Restricted Units.

9.5    Payment for Restricted Units. A Participant shall not be required to make any payment for Restricted Units awarded to the Participant, except to the extent otherwise required by the Committee or by applicable law.

9.6    Miscellaneous. Nothing in this Article shall prohibit the exchange of Restricted Units issued under the Plan pursuant to a plan of reorganization for Units or securities of EnLink Midstream or another corporation that is a party to the reorganization, but the units or securities so received for Restricted Units shall, except as provided in Article IV or XIII, become subject to the restrictions applicable to the Award of such Restricted Units. Any Units received as a result of a unit split or distribution with respect to Restricted Units shall also become subject to the restrictions applicable to the Award of such Restricted Units.

ARTICLE X.
RESTRICTED INCENTIVE UNITS

10.1    General. Awards may be granted to Employees, Consultants, and Outside Directors in the form of Restricted Incentive Units. Restricted Incentive Units shall be awarded in such numbers and at such times as the Committee shall determine.

10.2    Restriction Period. At the time an Award of Restricted Incentive Units is granted, the Committee shall establish the Restriction Period applicable to such Restricted Incentive Units. Each Award of Restricted Incentive Units may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Award of Restricted Incentive Units shall not be changed except as permitted by Article IV or Section 10.4 of this Article.

10.3    DERs. Unless otherwise determined by the Committee at the Grant Date, DERs if granted on the specified number of Units covered by an Award of Restricted Incentive Units, shall, as specified in the Award Agreement, be either iv) paid with respect to such Restricted Incentive Units on the distribution date in cash or in unrestricted Units having a Fair Market Value equal to the amount of such distribution, or v) deferred with respect to such Restricted Incentive Units and the amount or value thereof may automatically be deemed reinvested in additional Restricted Incentive Units and paid at the time payment is made with respect to such Award of Restricted Incentive Units. Notwithstanding the foregoing, DERs shall only be paid in a manner that is either exempt from or in compliance with the requirements under Section 409A of the Code.

10.4    Other Terms and Conditions. At the time of an Award of Restricted Incentive Units, the Committee may, in its absolute discretion, prescribe additional terms, conditions, restrictions, and/or limitations applicable to the Restricted Incentive Units prior to expiration of the Restriction Period. Unless otherwise provided in the Award Agreement, a Participant receiving an Award of Restricted Incentive Units shall not possess voting rights with respect to such Award. Restricted Incentive Units shall be satisfied by the delivery of cash or Units in the amount equal to the Fair Market Value of the specified number of Units covered by the Restricted Incentive Units, or a combination thereof, as determined by the Committee on the Grant Date or thereafter.

ARTICLE XI.
UNIT AWARDS

11.1    General; Terms and Conditions. An Award may be in the form of a Unit Award. The terms, conditions, and limitations applicable to any Unit Awards granted pursuant to this Plan shall be determined by the Committee. Any Unit Award that is not an Award of Restricted Incentive Units shall be subject to the specific provisions for Restricted Units set forth in Article IX.

11.2    Bonus Units and Awards in Lieu of Obligations. For the avoidance of doubt, the Committee is authorized to grant Units as a bonus, or to grant Units or other Awards in lieu of obligations to pay cash or deliver other property under this Plan or under other bonus plans or compensatory arrangements; provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Units or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Units or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee. In the case of any grant of Units to an officer of the Company in lieu of salary or other cash compensation, the number of Units granted in place of such compensation shall be reasonable, as determined by the Committee.

ARTICLE XII.
CASH AWARDS; DERS

12.1    General; Terms and Conditions. An Award may be in the form of a Cash Award. The terms, conditions, and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee.

12.2    DERs. To the extent provided by the Committee, in its discretion, an Award (other than a Restricted Unit, Option, or UAR) may include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be reinvested into additional Awards, be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion. Absent a contrary provision in the Award Agreement, DERs shall be paid to the Participant without restriction at the same time as ordinary cash distributions are paid by the Company to its unitholders. Notwithstanding the foregoing, DERs shall only be paid in a manner that is either exempt from or in compliance with Section 409A of the Code.

ARTICLE XIII.
PERFORMANCE AWARDS

13.1    General. Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Award may be in the form of a Performance Award. The terms, conditions, and limitations applicable to any Performance Award granted to Participants pursuant to this Plan shall be determined by the Committee, subject to the limitations specified below. In no event shall a Performance Award include any right to receive distributions or DERs during periods occurring prior to the vesting of such Performance Award. The Committee shall set Performance Goals in its sole discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Participant and/or the portion of an Award that may be exercised.

13.2    Performance Awards. Performance Awards granted to Employees, Consultants, or Outside Directors shall be based on achievement of such Performance Goals and be subject to such terms, conditions, and restrictions as the Committee or its delegate shall determine, and shall generally be consistent with the terms and conditions set forth below. Performance Awards under this Plan shall be paid, vested or otherwise deliverable on account of the attainment of the Performance Goals established and administered by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates and (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. Achievement of Performance Goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee.

(a)    Such a Performance Goal may be based on one or more business and individual performance criteria that apply to a Participant, one or more business units, divisions, or sectors of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies. A Performance Goal need not be the same for each Participant:

(i)    Business Criteria. The following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business or geographical units of the Company (except with respect to the total unitholder return and earnings per unit criteria), may be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per unit; (2) increase in revenues; (3) increase in cash flow; (4) increase in cash flow from operations; (5) increase in cash flow return; (6) return on net assets; (7) return on assets; (8) return on investment; (9) return on capital; (10) return on equity; (11) economic value added; (12) operating margin; (13) contribution margin; (14) net income; (15) net income per unit; (16) pretax earnings; (17) pretax earnings before interest, depreciation, and amortization; (18) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (19) total unitholder return; (20) debt reduction; (21) market share; (22) change in the Fair Market Value of the Units; (23) operating income; and (24) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies.

(ii)    Individual Performance Criteria. The grant, exercise, and/or settlement of Performance Awards may also be contingent upon individual performance goals established by the Committee.

(b)    Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo, performance relative to a peer group determined by the Committee, or limiting economic losses (measured, in each case, by reference to specific business criteria). Prior to the payment of any compensation based on the achievement of Performance Goals applicable to Performance Awards, the Committee or its delegate must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied.

(c)    After the end of each performance period, the Committee shall determine the amount, if any, of the amount of the potential Performance Award payable to each Participant. Settlement of such Performance Awards shall be in cash, Units, other Awards, or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Participant in respect of a Performance Award subject to this Section 13.2(c). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(d)    The Committee shall adjust the Performance Goals (either up or down) and the level of the Performance Award that a Participant may earn under this Plan if it determines that the occurrence of external changes or other unanticipated business conditions have materially affected the fairness of the goals and have unduly influenced the Company’s ability to meet them, including without limitation, events such as material acquisitions, changes in the capital structure of the Company, and extraordinary accounting changes. In addition, Performance Goals and Performance Awards shall be calculated without regard to any changes in accounting standards that may be required by the Financial Accounting Standards Board after such Performance Goals are established. Further, in the event a period of service to which a Performance Goal relates is less than twelve months, the Committee shall have the right, in its sole discretion, to adjust the Performance Goals and the level of Performance Award opportunity.

ARTICLE XIV.
CHANGE OF CONTROL

14.1    Definition of Change of Control. A “Change of Control” means the occurrence of any one or more of the following: (a) the consummation of any transaction (including a merger or consolidation), the result of which is that any Person (other than GIP) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the Voting Stock of EnLink Midstream or EnLink Manager, measured by voting power rather than number of shares, units, or the like; (b) the sale, transfer, or other disposition of all or substantially all of the assets of EnLink Midstream and the Working Subsidiaries of EnLink Midstream on an aggregate basis to any Person (other than one or more members of the Working Group and any of their respective direct or indirect Working Subsidiaries); or (c) the adoption of a plan relating to the liquidation or dissolution of EnLink Midstream. For the avoidance of doubt (and without limitation to the authority conferred on the Committee pursuant to the Plan), the definition of “Change of Control” contained in this Article XIV, shall apply to any Award Agreement under this Plan or other agreement referencing this Plan, whether described as “Change of Control” or ‘Change in Control”.

14.2    Effect on Outstanding Awards. Upon a Change of Control, and except as otherwise provided in an Award Agreement, the Committee, acting in its sole discretion without the consent or approval of any holder, shall affect one or more of the following alternatives, which may vary among individual holders and which may vary among Options or UARs (collectively “Grants”) held by any individual holder: (a) accelerate the time at which

Grants then outstanding may be exercised so that such Grants may be exercised in full for a limited period of time on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised Grants and all rights of holders thereunder shall terminate; (b) require the mandatory surrender to the Company by selected holders of some or all of the outstanding Grants held by such holders (irrespective of whether such Grants are then exercisable under the provisions of this Plan) as of a date, before or after such Change of Control, specified by the Committee, in which event the Committee shall thereupon cancel such Grants and pay to each holder an amount of cash (or other consideration including securities or other property) per Unit equal to the excess, if any, of the amount calculated in Section 14.3 (the “Change of Control Price”) of the Units subject to such Grants over the exercise price(s) under such Grants for such Units (except that to the extent the exercise price under any such Grant is equal to or exceeds the Change of Control Price, in which case no amount shall be payable with respect to such Grant); or (c) make such adjustments to Grants then outstanding as the Committee deems appropriate to reflect such Change of Control; provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Grants then outstanding; provided, further, however, that the right to make such adjustments shall include, but not require or be limited to, the modification of Grants such that the holder of the Grant shall be entitled to purchase or receive (in lieu of the total number of Units as to which an Option or UAR is exercisable (the “Total Units”) or other consideration that the holder would otherwise be entitled to purchase or receive under the Grant (the “Total Consideration”)), the number of units, other securities, cash, or property to which the Total Consideration would have been entitled to in connection with the Change of Control (i) (in the case of Options), at an aggregate exercise price equal to the exercise price that would have been payable if the Total Units had been purchased upon the exercise of the Grant immediately before the consummation of the Change of Control and (ii) in the case of UARs, if the UARs had been exercised immediately before the occurrence of the Change of Control.

14.3    Change of Control Price. The “Change of Control Price” shall equal the amount determined in the following clause (a), (b), (c), (d), or (e), whichever is applicable, as follows: (a) the price per Unit offered to holders of Units in any merger or consolidation; (b) the per Unit Fair Market Value of the Units immediately before the Change of Control without regard to assets sold in the Change of Control and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets; (c) the amount distributed per Unit in a dissolution transaction; (d) the price per Unit offered to holders of Units in any tender offer or exchange offer whereby a Change of Control takes place; or (e) if such Change of Control occurs other than pursuant to a transaction described in clauses (a), (b), (c), or (d) of this Section 14.3, the Fair Market Value per Unit that may otherwise be obtained with respect to such Grants or to which such Grants track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Grants. In the event that the consideration offered to unitholders of the Company in any transaction described in this Section 14.3 or in Section 14.2 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash and such determination shall be binding on all affected Participants to the extent applicable to Awards held by such Participants.

14.4    Impact of Corporate Events on Awards Generally. In the event of a Change of Control or changes in the outstanding Units by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the date of the grant of any Award and except as otherwise provided for by this Section 14 or in an Award Agreement, any outstanding Awards and any Award Agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion, which adjustment may, in the Committee’s discretion, be described in the Award Agreement and may include, but not be limited to, adjustments as to the number and price of Units or other consideration subject to such Awards, accelerated vesting (in full or in part) of such Awards, conversion of such Awards into awards denominated in the securities or other interests of any successor Person, or the cash settlement of such Awards in exchange for the cancellation thereof; provided however, if such Awards are unvested, they may be canceled without consideration. In the event of any such change in the outstanding Units, the aggregate number of Units available under this Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

ARTICLE XV.
AMENDMENT AND TERMINATION

15.1    Plan Amendment and Termination. The Board may at any time suspend, terminate, amend, or modify the Plan, in whole or in part; provided, however, that no amendment or modification of the Plan shall become effective without the approval of such amendment or modification by the unitholders of EnLink Midstream (a) if such amendment or modification increases the maximum number of Units subject to the Plan (except as provided in Article IV) or changes the designation or class of persons eligible to receive Awards under the Plan, or (b) if counsel for EnLink Midstream determines that such approval is otherwise required by or necessary to comply with applicable law. The Plan shall terminate upon the earlier of (i) the termination of the Plan by the Board, or (ii) the expiration of ten years from September 17, 2020. Upon termination of the Plan, the terms and provisions of the Plan shall, notwithstanding such termination, continue to apply to Awards granted prior to such termination. No suspension, termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the consent of the Participant (or the Permitted Transferee) holding such Award.

15.2    Award Amendment. The Committee may amend the terms of any outstanding Award granted pursuant to this Plan, but no such amendment shall adversely affect in any material way the Participant’s (or a Permitted Transferee’s) rights under an outstanding Award without the consent of the Participant (or the Permitted Transferee) holding such Award; provided, however, that no amendment shall be made that would cause the exercise price of an Option to be less than the Fair Market Value of the Unit subject to the Option on the Grant Date.

ARTICLE XVI.
MISCELLANEOUS

16.1    Award Agreements and Termination of Employment. After the Committee grants an Award under the Plan to a Participant, EnLink Midstream and the Participant shall enter into an Award Agreement setting forth the terms, conditions, restrictions, and/or limitations applicable to the Award and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Award Agreements need not be identical. All Award Agreements shall be subject to the provisions of the Plan, and in the event of any conflict between an Award Agreement and the Plan, the terms of the Plan shall govern. Except as provided herein, the treatment of an Award upon a termination of employment or any other service relationship by and between a Participant and the Company shall be specified in the Award Agreement controlling such Award.

16.2    Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under this Plan may, in the discretion of the Committee, be granted either alone or in addition to and subject to Section 409A of the Code, in tandem with, or, subject to Section 3.2, in substitution or exchange for, any other Award or any award granted under another plan of the Company, or of any business entity to be acquired by the Company, or any other right of a Participant to receive payment from the Company. Notwithstanding Article VII, such additional, tandem, and substitute or exchange Awards may be granted at any time. Such substitute Awards that are Options or Unit Appreciation Rights may have exercise prices less than the Fair Market Value of a Unit on the date of the substitution if such substitution complies with the requirements of Section 409A of the Code and other applicable laws and exchange rules. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award.

16.3    Listing Conditions

(a)    As long as the Units are listed on a national securities exchange or system sponsored by a national securities association, the issuance of any Units pursuant to an Award shall be conditioned upon such Units being listed on such exchange or system and in compliance with the rules of such exchange. EnLink Midstream shall have no obligation to issue such Units unless and until such Units are so listed and the issuance would be in compliance with the rules of the exchange, and the right to exercise any Option or other Award with respect to such Units shall be suspended until such listing and compliance has been effected.

(b)    If at any time counsel to EnLink Midstream or its Affiliates shall be of the opinion that any sale or delivery of Units pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on EnLink Midstream or its Affiliates under the statutes, rules, or regulations of any applicable jurisdiction, EnLink Midstream or its Affiliates shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise, with respect to Units or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on EnLink Midstream or its Affiliates.

(c)    Upon termination of any period of suspension under this Section 16.3, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all Units available before such suspension and as to Units which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

16.4     Additional Conditions

(a)    Notwithstanding anything in the Plan to the contrary: (i) EnLink Midstream may, if it shall determine it necessary or desirable for any reason, at the time of grant of any Award or the issuance of any Units pursuant to any Award, require the recipient of the Award or such Units, as a condition to the receipt thereof, to deliver to EnLink Midstream a written representation of present intention to acquire the Award or such Units for his or her own account for investment and not for distribution; (ii) the certificate for Units issued to a Participant may include any legend which the Committee deems appropriate to reflect any restrictions on transfer; and (iii) all certificates for Units delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which the Units are then quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b)    Each Participant to whom an Award is granted under this Plan may be required to agree in writing as a condition to the granting of such Award not to engage in conduct in competition with the Company for a period after the termination of such Participant’s employment with the Company as determined by the Committee (a “Non-Competition Agreement”); provided, however, to the extent a legally binding right to an Award within the meaning of Section 409A of the Code is created with respect to a Participant, the Non-Competition Agreement must be entered into by such Participant within 30 days following the creation of such legally binding right.

16.5 Transferability

(a)    Permitted Transferees. The Committee may, in its discretion, permit a Participant to transfer all or any portion of an Option or UAR, or authorize all or a portion of an Option or UAR to be granted to a Participant to be on terms which permit transfer by such Participant; provided that, in either case the transferee or transferees must be any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, in each case with respect to the Participant, an individual sharing the Participant’s household (other than a tenant or employee of the Company), a trust in which any of the foregoing individuals have more than 50% of the beneficial interest, a foundation in which any of the foregoing individuals (or the Participant) control the management of assets, and any other entity in which any of the foregoing individuals (or the Participant) own more than 50% of the voting interests (collectively, “Permitted Transferees”); provided further that, (i) there may be no consideration for any such transfer and (ii) subsequent transfers of Options or UARs transferred as provided above shall be prohibited except subsequent transfers back to the original holder of the Option or UAR and transfers to other Permitted Transferees of the original holder. Agreements evidencing Options or UARs with respect to which such transferability is authorized at the time of grant must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 16.5.

(b)    Domestic Relations Orders. All Awards contemplated under this Plan may be transferred to a Permitted Transferee pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of written notice of such transfer and a certified copy of such order.

(c)    Other Transfers. Except as expressly permitted by Sections 16.5(a) and 16.5(b), Awards shall not be transferable other than by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 16.5, an Incentive Unit Option shall not be transferable other than by will or the laws of descent and distribution.

(d)    Effect of Transfer. Following the transfer of any Award as contemplated by Sections 16.5(a), 16.5(b), and 16.5(c), (i) such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer; provided that the term “Participant” shall be deemed to refer to the Permitted Transferee, the recipient under a domestic relations order described in Section 16.5(b), or the estate or heirs of a deceased Participant or other transferee, as applicable, to the extent appropriate to enable the Participant to exercise the transferred Award in accordance with the terms of this Plan and applicable law, and (ii) the provisions of the Award relating to exercisability shall continue to be applied with respect to the original Participant and, following the occurrence of any applicable events described therein the Awards shall be exercisable by the Permitted Transferee, the recipient under a qualified domestic relations order, or the estate or heirs of a deceased Participant, as applicable, only to the extent and for the periods that would have been applicable in the absence of the transfer.

(e)    Procedures and Restrictions. Any Participant desiring to transfer an Award as permitted under Sections 16.5(a), 16.5(b), or 16.5(c) shall make application therefor in the manner and time specified by the Committee and shall comply with such other requirements as the Committee may require to assure compliance with all applicable securities laws. The Committee shall not give permission for such a transfer if (i) it would give rise to short swing liability under Section 16(b) of the Exchange Act or (ii) it may not be made in compliance with all applicable federal, state and foreign securities laws.

(f)    Registration. To the extent the issuance to any Permitted Transferee of any Units issuable pursuant to Awards transferred as permitted in this Section 16.5 is not registered pursuant to the effective registration statement of the Company generally covering the Units to be issued pursuant to this Plan to initial holders of Awards, the Company shall not have any obligation to register the issuance of any such Units to any such transferee.

16.6    Withholding Taxes. The Company shall be entitled to deduct from any payment made under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment, may require the Participant to pay to the Company such withholding taxes prior to and as a condition of the making of any payment or the issuance or delivery of any Units under the Plan, and shall be entitled to deduct from any other compensation payable to the Participant any withholding obligations with respect to Awards under the Plan. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from or with respect to an Award by (a) withholding Units from any payment of Units due as a result of such Award, or (b) permitting the Participant to deliver to the Company previously acquired Units, in each case having a Fair Market Value equal to the amount of such required withholding taxes. No payment shall be made and no Units shall be issued pursuant to any Award unless and until the applicable tax withholding obligations have been satisfied.

16.7    No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award granted hereunder, and except as otherwise provided herein, no payment or other adjustment shall be made in respect of any such fractional Unit.

16.8    Notices. All notices required or permitted to be given or made under the Plan or any Award Agreement shall be in writing and shall be deemed to have been duly given or made if (a) delivered personally, (b) transmitted by first class registered or certified United States mail, postage prepaid, return receipt requested, (c) sent by prepaid overnight courier service, or (d) sent by telecopy or facsimile transmission, answer back requested, to the Person who is to receive it at the address that such Person has theretofore specified by written notice delivered in accordance herewith. Such notices shall be effective (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (ii) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt therefor, or (iii) if sent by telecopy or facsimile transmission, when the answer back is received. EnLink Midstream or a Participant may change, at any time and from time to time, by written notice to the other, the address that it or such Participant had theretofore specified for receiving notices. Until such address is changed in accordance herewith, notices hereunder or under an Award Agreement shall be delivered or sent (a) to a Participant at his or her address as set forth in the records of the Company or (b) to EnLink Midstream at the principal executive offices of EnLink Midstream clearly marked “Attention: LTIP Administrator.”

16.9    Binding Effect. The obligations of EnLink Midstream under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation, or other reorganization of EnLink Midstream, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of EnLink Midstream. The terms and conditions of the Plan shall be binding upon each Participant and his or her heirs, legatees, distributees, and legal representatives.

16.10    Severability. If any provision of the Plan or any Award Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan or such agreement, as the case may be, but such provision shall be fully severable and the Plan or such agreement, as the case may be, shall be construed and enforced as if the illegal or invalid provision had never been included herein or therein.

16.11    No Restriction of Corporate Action. Nothing contained in the Plan shall be construed to prevent EnLink Midstream or any Affiliate from taking any corporate action (including any corporate action to suspend, terminate, amend, or modify the Plan) that is deemed by EnLink Midstream or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Awards made or to be made under the Plan. No Participant or other Person shall have any claim against EnLink Midstream or any Affiliate as a result of such action.

16.12    Governing Law. The Plan shall be governed by and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Delaware except as superseded by applicable federal law.

16.13    No Right, Title or Interest in Company Assets. No Participant shall have any rights as a unitholder of EnLink Midstream as a result of participation in the Plan until the date of issuance of a unit certificate in his or her name and, in the case of Restricted Units, unless and until such rights are granted to the Participant pursuant to the Plan. To the extent any Participant acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company, and such Participant shall not have any rights in or against any specific assets of the Company. All of the Awards granted under the Plan shall be unfunded.

16.14    Risk of Participation. Nothing contained in the Plan shall be construed either as a guarantee by EnLink Midstream or its Affiliates, or their respective unitholders, directors, officers, or employees, of the value of any assets of the Plan or as an agreement by EnLink Midstream or its Affiliates, or their respective unitholders, directors, officers, or employees, to indemnify anyone for any losses, damages, costs, or expenses resulting from participation in the Plan.

16.15    Section 409A of the Code. All Awards under this Plan are intended either to be exempt from, or to comply with the requirements of Section 409A of the Code, and this Plan and all Awards shall be interpreted and operated in a manner consistent with that intention. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under this Plan would result in the imposition of an applicable tax under Section 409A of the Code, that Plan provision or Award shall be reformed (or, if applicable, a provision from the Prior Plan shall remain in effect for an Award granted thereunder to the extent necessary) to avoid imposition of the applicable tax and no such action shall be deemed to adversely affect the Participant’s rights to an Award.

16.16    No Guarantee of Tax Consequences. No Person connected with the Plan in any capacity, including, but not limited to, EnLink Midstream and its Affiliates and their respective directors, officers, agents, and employees, makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state, and local income, estate, and gift tax treatment, will be applicable with respect to any Awards or payments thereunder made to or for the benefit of a Participant under the Plan or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

16.17    Continued Employment or Service. Nothing contained in the Plan or in any Award Agreement shall confer upon any Participant the right to continue in the employ or service of the Company, or interfere in any way with the rights of the Company to terminate a Participant’s employment or service at any time, with or without cause.

16.18    Miscellaneous. Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction of the Plan or any provisions hereof. The use of the masculine gender shall also include within its meaning the feminine. Wherever the context of the Plan dictates, the use of the singular shall also include within its meaning the plural, and vice versa.